UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CYS Investments, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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890 Winter Street, Suite 200

Waltham, Massachusetts 02451

March 27, 2015

Dear Stockholder:

The 2015 annual meeting of stockholders of CYS Investments, Inc. will be held on Friday, May 8, 2015 at 9:00 a.m., Eastern Daylight Time, at Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts.

Please read the notice of meeting and proxy statement accompanying this letter carefully so that you will know what you are being asked to vote on at the meeting and what you will need to do if you want to attend the meeting in person.

Pursuant to rules adopted by the Securities and Exchange Commission, we have provided access to our proxy materials over the internet. Accordingly, we are sending a notice regarding the internet availability of proxy materials (the “Notice”) on or about March 27, 2015 to our stockholders of record on March 12, 2015. The Notice contains instructions regarding how to access our proxy statement and annual report over the internet, how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and annual report if you so desire.

Your vote is important. Please vote as soon as possible even if you plan to attend the annual meeting. The notice and the proxy statement contain instructions on how you can vote your shares over the internet, by telephone, or by mail. If you need help at the meeting because of a disability, please call us at (617) 639-0440 at least one week before the meeting.

Thank you for your interest in CYS.

Very truly yours,

Kevin E. Grant

Chairman, Chief Executive Officer

      and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND	Friday, May 8, 2015
TIME:	9:00 a.m., Eastern Daylight Time (EDT)

PLACE:	Goulston & Storrs
400 Atlantic Avenue
Boston, Massachusetts 02110-3333

ITEMS OF BUSINESS:	(1)	Elect as directors the nine nominees named in the accompanying proxy statement;
	(2)	Vote on an advisory resolution to approve executive compensation;
	(3)	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015; and
	(4)	Consider any other business properly brought before the meeting, or any adjournment or postponement thereof.

WHO CAN	You may vote only if you owned shares of common stock at the close of business on
VOTE:	March 12, 2015, the record date.

**PLEASE VOTE NOW**	YOUR VOTE IS IMPORTANT	**PLEASE VOTE NOW**

Stockholders of record at the close of business on March 12, 2015 will be entitled to notice of and to vote at the Annual Meeting. It is important your shares are represented at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting in person, please vote your shares as promptly as possible via the internet, by telephone, or by signing, dating, and returning your proxy card. Voting promptly saves us the expense of a second mailing or telephone campaign and reduces the risk that the Annual Meeting is adjourned because of the lack of a quorum. Voting via the internet or by telephone helps reduce postage and proxy tabulation costs.

Stockholders please note that the New York Stock Exchange regulations require you to vote this proxy in order for your shares to be counted in proposals (1) and (2). Your broker will not have any discretion to vote your shares on your behalf for these matters without direction from you.

MEETING ADMISSION:	If you wish to attend the Annual Meeting in person, please register in advance by emailing Investor Relations at ir@cysinv.com or by phone at (617) 639-0440. Attendance at the Annual Meeting will be limited to persons that register in advance and present proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the meeting and hold your shares through an intermediary, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS:	Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 8, 2015: CYS’s 2015 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2014 are available at http://www.edocumentview.com/cys

By Order of the Board of Directors,

Thomas A. Rosenbloom,

Corporate Secretary

This notice and the accompanying Proxy Statement, 2014 Annual Report, and Proxy Card

or voting instruction form were first made available to stockholders beginning on or about March 27, 2015.

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

CYS INVESTMENTS 2015 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Friday, May 8, 2015
at 9:00 a.m., EDT

Place:	Goulston & Storrs
400 Atlantic Avenue
Boston, Massachusetts 02110-3333

ITEMS OF BUSINESS AND VOTING RECOMMENDATIONS

Items for Vote	Board Recommendation
1. Elect nine directors	FOR all nominees

2. Advisory resolution to approve executive compensation (say on pay)	FOR

3. Ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for 2015	FOR

In addition, stockholders may be asked to consider any other business properly brought before the meeting or any adjournment or postponement thereof.

VOTING AND ADMISSION TO CYS 2015 ANNUAL MEETING OF STOCKHOLDERS

Voting. Stockholders as of the record date, March 12, 2015, are entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at our Annual Meeting.

Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

using the Internet	calling toll-free from the United States, U.S. territories and Canada	mailing your signed proxy or voting instruction form

Check your notice of internet availability of proxy materials or your proxy or voting instruction form for the web address of our internet voting site and toll-free telephone voting number.

Each stockholder’s vote is important. Please submit your vote and proxy over the internet or by telephone, or complete, sign, date and return your proxy or voting instruction form.

CYS Investments Inc. 2015 Proxy Statement        i

ITEM 1 – ELECTION OF DIRECTORS

The table below provides a summary of information about each director nominee for election at the Annual Meeting. The Board recommends that you vote FOR each of the following nominees.

Nominee†	Age	Director Since	Independent	Principal Occupation or Affiliation	Committee Memberships
					AC	CC	NCGC

Tanya S. Beder	59	2012	Yes	Chairman & CEO of SBCC Group Inc.

Kevin E. Grant*	54	2006	No	Chairman, CEO & President, CYS

Karen Hammond	58	2014	Yes	Retired executive of Devonshire Investors

Jeffery P. Hughes	74	2006	Yes	Vice Chairman of The Cypress Group

Stephen P. Jonas	62	2009	Yes	Retired executive of Fidelity Investments

Raymond A. Redlingshafer, Jr.	59	2006	Yes	Senior Managing Director of Clayton Holdings

Dale A. Reiss	67	2015	Yes	Managing Director of Artemis Advisors, LLC

James A. Stern	64	2006	Yes	Chairman of The Cypress Group

David A. Tyson	57	2006	Yes	President of RiversEdge Portfolio Advisors

*	=	Chairman

	=	Lead Independent Director

AC	=	Audit Committee; CC = Compensation Committee; NCGC = Nominating and Corporate Governance Committee

	=	Chair

	=	Member

†	=	Douglas Crocker currently serves as a non-executive, independent member of our Board, as Chair of its Compensation Committee, and a member of its NCGC. Mr. Crocker has decided to retire from the Board and not stand for re-election as a member of the Board at the Annual Meeting.

CYS Investments Inc. 2015 Proxy Statement        ii

STOCKHOLDER OUTREACH AND CORPORATE GOVERNANCE PRACTICES

Stockholder Outreach

•	Compensation Committee Chair, a member of the Compensation Committee, Nominating and Corporate Governance Committee Chair, and executive management participated in investor outreach program that began in the summer of 2014 and continued into the first quarter of 2015 with 42 of the Company’s largest institutional investors, representing approximately 47% of the Company’s outstanding voting securities as of the time of our outreach efforts, to discuss and obtain feedback on executive compensation and corporate governance matters.

Corporate Governance Highlights

•	Held 14 Board meetings in 2014.

•	Independent Directors held 13 meetings in executive session.

•	100% of directors serve on four or fewer public company boards, and no director who is a CEO of a public company serves on more than three public company boards.

•	Compensation “Clawback Policy”. Bonuses and incentive or equity-based compensation paid to executive officers and employees whose fraud or misconduct causes, or contributes to, a restatement of the Company’s reported financial or operating results are subject to recoupment via the Company’s compensation “clawback” policy.*

•	Robust stock ownership and retention policies for non-management directors and executive officers.

•	Policy Prohibiting Pledging and Hedging. Directors and executive officers prohibited from engaging in short-selling, pledging, or hedging transactions.*

•	Annual Board and Committee Self-Evaluations.

* These policies were adopted in October 2014.

Director Elections

•	Annual election of all directors.

•	Majority Voting with Director Resignation Policy.*

Board Independence

•	Eight of nine director nominees are independent.

•	All Board committees consist solely of independent directors.

•	Lead Independent Director – Stephen P. Jonas.

•	Five Independent Directors have been determined to be “audit committee financial experts” and six Independent Directors have been determined to be financially literate.

Governance Documents

Governance policies and other governance documents are available on the Company’s website at: https://www.cysinv.com.

See “Corporate Governance Matters” for a more detailed discussion of the Company’s governance policies and matters.

CYS Investments Inc. 2015 Proxy Statement        iii

COMPANY PERFORMANCE AND EXECUTIVE COMPENSATION HIGHLIGHTS

General

CYS Investments, Inc. (the “Company,” “we,” “us,” and “our”) is a specialty finance company created with the objective of achieving consistent risk-adjusted investment income. We seek to achieve our objective of consistent risk-adjusted investment income by investing on a leveraged basis primarily in agency residential mortgage-backed securities (“Agency RMBS”). These investments consist of residential mortgage pass-through securities for which the principal and interest payments are guaranteed by a government-sponsored enterprise, such as the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, or by a U.S. government agency, such as the Government National Mortgage Association (collectively referred to as “GSEs”). We may also invest in debt securities issued by the United States Department of Treasury (“U.S. Treasuries”) and, in addition, our investment guidelines permit investments in collateralized mortgage obligations issued by a government agency or GSE that are collateralized by Agency RMBS, or securities issued by a GSE that are not backed by collateral but, in the case of government agencies, are backed by the full faith and credit of the U.S. government, and, in the case of GSEs, are backed by the integrity and creditworthiness of the issuer.

We earn income from our investment portfolio currently comprised principally of Agency RMBS and U.S. Treasuries. We currently fund our investments primarily through borrowings under repurchase agreements. We use leverage to seek to enhance our returns. Our net interest income is generated primarily from the net spread, or difference, between the interest income we earn on our investment portfolio and the cost of our borrowings and hedging activities. The amount of net interest income we earn on our investments depends in part on our ability to control our financing costs, which comprise a significant portion of our operating expenses. Although we leverage our portfolio investments in Agency RMBS and U.S. Treasuries to seek to enhance our potential returns, leverage also may exacerbate losses.

While we use hedging to attempt to mitigate some of our interest rate risk, we do not hedge all of our exposure to changes in interest rates. Our investments vary in interest rate and maturity compared with the rates and duration of the hedges we employ. As a result, it is not possible to insulate our portfolio from all potential negative consequences associated with changes in interest rates in a manner that will allow us to achieve attractive spreads on our portfolio. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income.

We have elected to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, and have complied with, and intend to continue to comply with, the provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), with respect thereto. Accordingly, we generally do not expect to be subject to federal income tax on our REIT taxable income that we currently distribute to our stockholders if certain asset, income and ownership tests and recordkeeping requirements are fulfilled. Even if we maintain our qualification as a REIT, we may be subject to some federal, state and local taxes on our income.

Highlighted below are the Company’s 2014 performance and compensation decisions for our named executive officers, who are Kevin E. Grant, our Chief Executive Officer, Chief Investment Officer, President, and Founder, Frances R. Spark, our Chief Financial Officer and Treasurer, Richard E. Cleary, our Chief Operating Officer, and Thomas A. Rosenbloom, our Executive Vice President of Business Development, General Counsel, and Secretary.

2014 Company Performance Highlights

•	Book value per common share of $10.50 on December 31, 2014, compared to $9.24 on December 31, 2013.

•	One-year total stockholder return on common equity of 27.06%.

CYS Investments Inc. 2015 Proxy Statement        iv

•	Net income of $2.50 per common share in 2014, compared to a net loss of $2.90 per common share in 2013.

•	Total dividends on common shares of $1.24 per share representing an annualized dividend yield of 14.22% using the closing price per common share of $8.72 on December 31, 2014.

2014 Compensation Highlights

Based on the application of our compensation principles and our 2014 incentive compensation bonus plan (the “Bonus Plan”) to the Company’s 2014 results, consideration of the Company’s performance and the individual performance of the named executive officers, and the other relevant factors described in the Compensation Disclosure and Analysis (the “CD&A”), the Company’s Compensation Committee (the “Compensation Committee”) approved the 2014 compensation shown in the table below for the named executives. The table is not a substitute for, and should be read together with the “Summary Compensation Table,” which presents 2014 named executive officer compensation in accordance with Securities and Exchange Commission (“SEC”) disclosure rules and includes additional compensation elements and other important information.

Named Executive Officer	Base Salary	Cash Awards(1)	Long-Term Stock Awards(2)	Other(3)		Total
Kevin E. Grant	$750,000	$1,645,333	$1,645,333	$52,000	$	4,092,666
Frances R Spark	500,000	316,669	316,669	52,000		1,185,338
Richard E. Cleary	450,000	285,002	285,002	52,000		1,072,004
Thomas A. Rosenbloom	450,000	325,502	325,502	52,000		1,153,004

Total					$	7,503,012

(1)	These awards were paid on February 13, 2015, and relate to 2014 performance.
(2)	Represents the grant date fair value of restricted stock awards made on February 18, 2015 relating to performance in 2014. These restricted stock awards vest over a five year period beginning on the grant date. Unvested shares will be forfeited without consideration if the recipient of the restricted stock ceases to be employed by the Company due to termination by the Company for Cause (as defined in his or her employment agreement) or voluntary resignation without Good Reason (as defined in his or her employment agreement).
(3)	Represents $52,000 in compensation for each of the named executive officers related to contributions on their behalf to our Simplified Employee Retirement Plan.

CYS Investments Inc. 2015 Proxy Statement        v

ITEM 2 – ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

(SAY ON PAY)

The Compensation Committee believes its 2014 compensation decisions were consistent with our compensation principles, will benefit stockholders for short-term and long-term Company performance, and the compensation paid to the named executives for 2014 was reasonable and appropriate. Although your vote is advisory and not binding on the Company, the Board values our stockholders’ views on executive compensation matters and intends to consider the outcome of this vote when making future executive compensation decisions for named executives.

The Board recommends that you vote FOR the advisory resolution to approve the compensation paid to the Company’s named executives.

ITEM 3 – RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board is asking our stockholders to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2015.

The Board recommends that you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

CYS Investments Inc. 2015 Proxy Statement        vi

CYS Investments Inc. 2015 Proxy Statement        vii

2014 ANNUAL MEETING OF STOCKHOLDERS

OF

CYS INVESTMENTS, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or the “Board”) of CYS Investments, Inc. (the “Company,” “we,” “us” or “our”) for use at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 8, 2015, at 9:00 a.m., Eastern Time, at the offices of Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts 02110, and at any adjournment or postponement of the meeting, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, the accompanying proxy card and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2014 (our “Annual Report”), are first being sent to our stockholders on or about March 27, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Friday, May 8, 2015: This proxy statement, the accompanying proxy card and our Annual Report to stockholders are available on the internet at www.cysinv.com. On this site, you will be able to access this proxy statement, the accompanying proxy card, our Annual Report to stockholders, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

QUESTIONS AND ANSWERS

Q.	How will we solicit proxies for the Annual Meeting?

A.	We are soliciting proxies by mailing this proxy statement and proxy card to our stockholders. In addition to solicitation by mail, some of our directors, officers and employees may make additional solicitations by telephone or in person without extra pay. In addition, we have retained Georgeson Inc. (“Georgeson”) to assist us in the solicitation of proxies. We will pay Georgeson a proxy solicitation fee in the amount of $10,000, and we will reimburse Georgeson for its reasonable out of pocket costs and expenses incurred in connection with the solicitation of proxies. We will pay the solicitation costs and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

Q.	Who is entitled to vote?

A.	All stockholders of record as of the close of business on March 12, 2015, which is the record date, are entitled to vote at the Annual Meeting.

Q.	What is the quorum for the Annual Meeting?

A.	A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock outstanding. No business may be conducted at the

CYS Investments, Inc. 2015 Proxy Statement        1

meeting if a quorum is not present. As of the record date, 158,114,483 shares of our common stock were issued and outstanding. If less than a majority of our outstanding shares entitled to vote are represented at the Annual Meeting, the chairman of the meeting may adjourn or postpone the Annual Meeting to another date, time or place, not later than 120 days after the original record date of March 12, 2015. Notice need not be given of the new date, time or place, if announced at the meeting before an adjournment or postponement is taken.

Q.	How many votes do I have?

A.	You are entitled to one vote for each whole share of our common stock you held as of the record date. Our stockholders do not have the right to cumulate their votes for directors.

Q.	How do I vote?

A.	You may vote your shares at the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we urge you to authorize your proxy to vote your shares over the internet as described in the Notice. If you cannot attend the Annual Meeting in person, or you wish to have your shares voted by proxy even if you do attend the Annual Meeting, you may vote by duly authorized proxy on the internet, by telephone or by mail. Maryland law provides that a vote by internet or telephone carries the same validity as your completion and delivery of a proxy card.

In order to vote on the internet, you must first go to http://www.investorvote.com/cys if you are a registered stockholder, or to http://www.proxy.com if you hold your shares through a broker. In either case, please have your proxy card in hand and follow the instructions.

In order to vote by telephone, you must call 1-(800)-652-VOTE if you are a registered stockholder, or 1-(800)-454-VOTE if you hold your shares through a broker. In either case, please have your proxy card in hand and follow the instructions.

In order to vote by mail, please complete, date, sign and return the proxy card in the self-addressed stamped envelope provided.

Authorizing your proxy by one of the methods described above will not limit your right to attend the Annual Meeting and vote your shares in person. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions. If you fail to provide instructions on a properly submitted proxy, your proxy will vote, as recommended by the Board of Directors, to elect (FOR) the director nominees listed in “Proposal 1—Election of Directors,” to approve (FOR) our named executive officer (“NEO”) compensation as listed in “Proposal 2—Advisory Vote on Named Executive Officer Compensation” and in favor (FOR) of “Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm.”

Q:	Why did I not receive my proxy materials in the mail?

A:	As permitted by rules of the SEC, we are making this proxy statement and our Annual Report available to our stockholders electronically via the internet. The “e-proxy” process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

CYS Investments, Inc. 2015 Proxy Statement        2

On March 27, 2015, we mailed to stockholders of record as of the close of business on the Record Date the Notice containing instructions on how to access this proxy statement, our Annual Report and other soliciting materials via the internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you had previously indicated that you wanted to receive a printed copy. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy.

Q.	How do I vote my shares that are held by my broker?

A.	If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the internet.

Q.	What am I voting on?

A.	You will be voting on:

•	Proposal 1: the election of nine directors to hold office until our 2016 annual meeting of stockholders and until their successors are duly elected and qualified;

•	Proposal 2: an advisory vote on NEO compensation; and

•	Proposal 3: the ratification of the appointment of Deloitte & Touche LLP to act as our independent registered public accounting firm for the year ending December 31, 2015.

Q.	How are abstentions and broker non-votes treated?

A.	A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not count “for” or “against” the election of directors, the advisory vote regarding NEO compensation or the ratification of Deloitte & Touche LLP as our independent public accountants, and thus will have no effect on the result of the vote on these proposals.

Under the rules of the New York Stock Exchange (the “NYSE”), brokerage firms may have the discretionary authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the ratification of the independent registered public accounting firm. The uncontested election of directors is not considered a “routine” matter for purposes of broker discretionary voting. Additionally, the Securities and Exchange Commission (the “SEC”) has specifically prohibited broker discretionary voting of uninstructed shares with respect to the advisory vote on NEO compensation.

CYS Investments, Inc. 2015 Proxy Statement        3

Q.	What vote is required to approve the proposals assuming that a quorum is present at the Annual Meeting?

A.	Proposal	Required Vote to Approve the Proposal

	Election of Directors	A plurality of the votes cast; provided, however, any nominee that fails to receive at least a majority of the shares voted in favor of election to the Board is required to tender his or her resignation as a director[1].

	Advisory Vote on NEO Compensation	A majority of the votes cast.

	Ratification of the Appointment of our Independent Registered Public Accounting Firm	A majority of the votes cast.

Q.	Will there be any other items of business on the agenda?

A.	The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Directors. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q.	What happens if I submit my proxy without providing voting instructions on all proposals?

A.	Proxies properly submitted will be voted at the Annual Meeting in accordance with your directions. If the properly-submitted proxy does not provide voting instructions on a proposal, the proxy will be voted to elect (FOR) each of the director nominees listed in “Proposal 1—Election of Directors,” to approve (FOR) our NEO compensation as listed in “Proposal 2—Advisory Vote on Named Executive Officer Compensation” and in favor (FOR) of “Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm,” as applicable.

Q.	Will anyone contact me regarding this vote?

A.	No arrangements or contracts have been made with any solicitors as of the date of this proxy statement to contact our stockholders regarding this vote, although we reserve the right to engage them to do so if we deem that necessary. Some of our directors, officers and employees may make solicitations. Such solicitations also may be made by mail, telephone, facsimile, e-mail or in person.

Q.	Who has paid for this proxy solicitation?

A.	We have paid the entire expense of preparing, printing and mailing the proxy materials and any additional materials furnished to stockholders. Proxies may be solicited by our directors, officers or employees personally or by telephone without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or

[1]	In October 2014, the Board of Directors adopted a Majority Voting and Director Resignation Policy. See page 20 of the Proxy Statement for more detailed information about this policy.

CYS Investments, Inc. 2015 Proxy Statement        4

in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.

Q.	May stockholders ask questions at the Annual Meeting?

A.	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from the floor.

Q.	What does it mean if I receive more than one proxy card?

A.	It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q.	Can I change my vote after I have voted?

A.	Yes. Proxies properly submitted by mail, phone or the internet do not preclude a stockholder from voting in person at the meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting by mail, phone or the internet a proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

Q.	Can I find additional information on the Company’s web site?

A.	Yes. Our web site is located at www.cysinv.com. Although the information contained on our web site is not part of this proxy statement, you can view additional information on the web site, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our board committees and reports that we file with the SEC.

CYS Investments, Inc. 2015 Proxy Statement        5

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board has set nine directors as the number to be elected at the Annual Meeting and has nominated the individuals named below. All nominees are currently directors of the Company and, except for Karen Hammond and Dale A. Reiss, have been previously elected by our stockholders. Ms. Hammond was elected as a director by our Board on October 16, 2014, and Ms. Reiss was elected as a director by our Board on January 16, 2015. Each of Ms. Hammond and Ms. Reiss is standing for election by our stockholders for the first time at the Annual Meeting. The Board has determined each nominee for election as a director at the Annual Meeting is an independent director as discussed below under “Director Independence,” except for Kevin E. Grant, who is the Company’s Chief Executive Officer, Chief Investment Officer, and President.

Doug Crocker, a current non-executive, independent member of our Board, has decided to retire from the Board and not stand for re-election as a member of the Board at the Annual Meeting. Mr. Crocker will continue to serve as a member of the Board, Chair of our Compensation Committee, and a member of our Nominating and Corporate Governance Committee (the “NCGC”) until his current term expires on the date of the Annual Meeting. Mr. Crocker informed the Company that his decision to retire from the Board did not arise from any disagreement on any matter relating to the Company whatsoever.

The Board of Directors recommends a vote FOR each of the nominees.

Directors are elected to hold office until the next annual meeting and until their successors are elected and qualified. All nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the Annual Meeting, the proxy holders will vote for the rest of the nominees and may vote for a substitute nominee as the Board may recommend in their discretion. In addition, as described below under “Director Election Standard,” each of the nominees is required to tender his or her resignation as a director if he or she fails to receive at least a majority vote election to the Board.

The Board and the NCGC conducts assessments of its members’ experience and qualifications to serve on the Board, and has identified certain minimum qualifications for its directors, including having a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role. The Board believes our directors should have substantial experience relevant to serving as a director of our Company, which may include areas such as investments in the Company’s target assets or other fixed income assets, financial management, risk assessment and management, strategic planning, management succession planning, corporate governance, governmental regulation, and business operations. The Board and the NCGC believe that each of our nominees satisfies our director qualification standards and during the course of their business and professional careers has acquired extensive executive management experience in these and other areas. In addition, the Board and the NCGC believe that each nominee brings to the Board his or her own unique diverse background and particular expertise, knowledge, and experience, including as a result of his or her valued service on our Board and its committees, that provide the Board as a whole with the appropriate mix of skills and attributes necessary for the Board to fulfill its oversight responsibility to the Company’s stockholders.

Below we provide information about each of the nominees, including their age and the year in which they first became a director of the Company, their business experience for at least the past five years, the names of other publicly-held companies (other than the Company) where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that each nominee should serve as a director for the Company.

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Nominees for Director

Tanya S. Beder    Age 59    Director since May 2012    Common stock beneficially owned: 27,975 shares

Chair and Chief Executive Officer of SBCC Group Inc. (“SBCC”)

Chair:	Nominating and Corporate Governance Committee
Member:	Audit Committee

•	Professional Experience: Ms. Beder founded SBCC in 1987 as an independent advisory firm to corporate management, institutional investors, and large financial firms. Ms. Beder heads the global strategy, risk, derivatives, and asset management practices of SBCC. Previously, Ms. Beder was CEO of Tribeca Global Management LLC, a $2.6 billion dollar multi-strategy fund with operations in New York, London and Singapore, and Managing Director of Caxton Associates LLC, a $10 billion asset management firm headquartered in New York. Ms. Beder is a Director of the American Century mutual fund complex in Mountain View, California, where she chairs the Risk Committee and serves on the Portfolio Committee. Ms. Beder also founded and served as President of Capital Market Risk Advisors and was a Vice President of The First Boston Corporation (now Credit Suisse) where she focused on mergers and acquisitions in London and New York and then on mortgage-backed securities, derivatives trading and fixed income research. In January 2013, Ms. Beder was appointed to the President’s Circle of the National Academies, after serving six years at the National Academy of Sciences on the Board of Mathematics and their Applications. In academia she holds the appointment Lecturer at Public Policy at Stanford University, is on Columbia University’s Financial Engineering Program Advisory Board, NYU Courant’s Mathematical Finance Advisory Board and is an appointed Fellow of the International Center for Finance at Yale. Ms. Beder has taught numerous courses on the adjunct faculty of Yale, Columbia and the New York Institute of Finance.

•	Consideration for Recommendation: Ms. Beder has extensive experience running and now serving on the boards of asset management firms, as well as vast knowledge of and experience in fixed income, derivatives, and operational and risk management, all of which are relevant to the business, operations, and industry in which CYS operates.

Kevin E. Grant    Age 54    Director since January 2006    Common stock beneficially owned: 608,759 shares

Chairman, Chief Executive Officer, Chief Investment Officer & President of CYS Investments, Inc.

•

Professional Experience: Mr. Grant has served as our Chairman, Chief Executive Officer and President since he founded the Company in January 2006. Mr. Grant has also served as our Chief Investment Officer since 2011. Mr. Grant formed Sharpridge Capital Management, L.P. (“Sharpridge”), which was one of the sub-advisors to CYS’ former manager, in January 2005. Mr. Grant served as Chief Executive Officer of Sharpridge from its formation until its dissolution in February 2012. Mr. Grant served as the Chief Executive Officer and President of the Company’s former manager from January 2006 until August 2011. Prior to forming Sharpridge, Mr. Grant was Vice President and Portfolio Manager at Fidelity Investments (“Fidelity”). As a Portfolio Manager of Fidelity, Mr. Grant had both direct and indirect responsibility for management of fixed income assets in mutual funds and institutional separate accounts. Over the course of his career at Fidelity, Mr. Grant’s mutual fund responsibilities included the Mortgage Securities Fund, Investment Grade Bond Fund, Total Bond Fund, the fixed income portion of Fidelity Puritan Fund and Strategic Income Fund. In addition,

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Mr. Grant managed many separate accounts for Fidelity’s institutional clients. Prior to joining Fidelity in 1993, Mr. Grant was head of Mortgage Strategy for Morgan Stanley & Co. Incorporated. He began his investing career at Aetna Bond Investors in 1985.

•	Consideration for Recommendation: Mr. Grant is an expert in the mortgage and mortgage-backed securities industries and markets, whose expertise has been formed over a distinguished career as a residential mortgage-backed securities and fixed income portfolio manager. In addition, Mr. Grant has served as the leader of the Company since its founding, developing a well-managed and experienced executive management team.

Karen Hammond    Age 58    Director since October 2014    Common stock beneficially owned: 21,948 shares

Private Investments

Member:	Audit Committee and Compensation Committee

•	Professional Experience: Ms. Hammond served as Managing Director of Devonshire Investors, a private equity group within Fidelity, from 2007 through 2013. From 1993 to 2007, Ms. Hammond held various positions at Fidelity. She was Vice President and Chief Administrative Officer in Equity Research for Fidelity Management & Research Company, Vice President-Associate Group Leader in International Equities for Fidelity Management & Research Company, Chief Operating Officer of Investments in Fidelity Investments Japan, Senior Vice President and Corporate Treasurer at FMR Corp., and Senior Vice President of Investment Services for Fidelity Management & Research Company. Before serving at Fidelity, Ms. Hammond was Treasurer and Chief Financial Officer at the Boston Five Cents Savings Bank. Ms. Hammond serves as a Director of the Nellie Mae Education Foundation and for the International Institute of New England, and serves as Trustee and Vice Chairman for Simmons College. She also serves as a board member for the Moses Brown School. Ms. Hammond is a Governor for the RISD Museum. Ms. Hammond is a CFA® charterholder.

•	Consideration for Recommendation: Ms. Hammond brings over 30 years of diverse experience in investment management, fixed income and mortgage banking, private equity, corporate treasury, and banking. Through Ms. Hammond’s executive roles, she gained direct investment management experience in portfolio management, investment information and market data, product innovation, operations, technology, finance, and business management.

Jeffery P. Hughes    Age 74    Director since February 2006    Common stock beneficially owned: 145,153 shares

Vice Chairman, Cypress Advisors (“Cypress”)

Member:	Compensation Committee and Nominating and Corporate Governance Committee

•

Professional Experience: Mr. Hughes is the principal operating officer at Cypress and advises and assists on investments, primarily in the financial services area. Prior to founding Cypress in 1994, Mr. Hughes was a senior investment banker with Lehman Brothers Inc. and its predecessors (“Lehman”), which he joined in 1968 and was elected partner in 1976. Over the course of his career at Lehman, Mr. Hughes established the firm’s private financing department, served as a senior investment banker for industrial, energy and consumer products companies, and was head of its financial institutions group. Mr. Hughes began his career as an attorney with Simpson Thacher & Bartlett LLP. Mr. Hughes has served as a director of CPI

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International Inc., Scottish Re Group Limited, Financial Guaranty Insurance Company, and Medicus Insurance Holdings, Inc. within the past five years, although he no longer serves as a director of any of these companies.

•	Consideration for Recommendation: Mr. Hughes has significant experience in investments and capital markets and as a director of publicly traded companies.

Stephen P. Jonas    Age 62    Director since September 2009    Common stock beneficially owned: 150,894 shares

Private Investments

Lead Independent Director

Member:	Audit Committee

•	Professional Experience: Mr. Jonas retired in 2007 as Executive Director of Fidelity Management & Research Company, the investment management organization of Fidelity, one of the largest mutual fund companies in the United States. Mr. Jonas was a member of Fidelity’s Management Committee and served on Fidelity’s Board of Directors as well as the Board of Trustees of the Fidelity Funds. Mr. Jonas joined Fidelity in 1987 as Vice President of Finance for the retail customer phone operations. He then held a series of senior operational and financial positions, which included Chief Financial Officer of Fidelity Management & Research Company, Chief Financial Officer of Fidelity Brokerage Group and Chief Financial Officer of Fidelity Personal Investments and Brokerage Group. Mr. Jonas served as Executive Vice President and Chief Financial Officer of Fidelity from 1998 to 2002, and Chief Administrative Officer until 2004, when he was named President of Enterprise Operations and Risk Services. He was appointed to his last position in 2005 and retired in 2007, when he was responsible for the investment management of $1.2 trillion of mutual fund assets. Prior to joining Fidelity, Mr. Jonas was with Wang Laboratories in Lowell, Massachusetts from 1978 to 1987, where he held a series of senior financial and operational positions in the Customer Services Division. Previously, he was Chief Financial Officer for Graphic Systems, Inc. in Hudson, New Hampshire from 1975 to 1978. Mr. Jonas has also previously held positions on the boards of Simmons College, the Boston Ballet, and the Humphrey Companies.

•	Consideration for Recommendation: Mr. Jonas has extensive experience as a chief financial officer, risk manager, and director at Fidelity and also serves as the Company’s Lead Independent Director.

Raymond A. Redlingshafer Age 59 Director since November 2006 Common stock beneficially owned: 48,420 shares

Senior Managing Director, Clayton Holdings, LLC (“Clayton”)

Member:	Audit Committee and Compensation Committee

•

Professional Experience: At Clayton, Mr. Redlingshafer provides risk analysis, loss mitigation and operational solutions to the mortgage industry. Prior to joining Clayton in January 2010, Mr. Redlingshafer was a Managing Director and an independent consultant for the Pentalpha Capital Group (“Pentalpha”), an independent financial services firm that provides advisory and consulting services related to the capital markets and operating issues affecting the global credit markets, from December 2007 to January 2010. Prior to working as an independent consultant for and subsequently joining Pentalpha, Mr. Redlingshafer was a Managing Director

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of KC Partners, a private equity firm, from October 2006 to October 2007. Mr. Redlingshafer was President and Chief Investment Officer of New York Mortgage Trust, Inc. (“New York Mortgage Trust”) (NASDAQ: NYMT) from March 2003 to July 2005. Mr. Redlingshafer has also served as a director of New York Mortgage Trust. While Mr. Redlingshafer was at New York Mortgage Trust, it was a REIT that focused on owning and managing a leveraged portfolio of residential mortgage-backed securities. Prior to joining New York Mortgage Trust, from January 2000 to April 2001 Mr. Redlingshafer was a Managing Director of Pedestal Capital Markets, Inc., an institutional mortgage-backed security trading platform. As a Vice President of Mortgage Capital Markets at Salomon Brothers from 1998 to 2000, Mr. Redlingshafer had roles in sales, trading and finance, working with origination as well as buy-side accounts. Prior to Salomon Brothers, Mr. Redlingshafer was National Director of Securities Marketing for the Federal Home Loan Mortgage Corporation (“Freddie Mac”), where he managed a sales team which marketed Freddie Mac securities to institutional fixed income investors. Prior to becoming the National Director of Securities Marketing for Freddie Mac, Mr. Redlingshafer held a number of positions at the firm, including starting the Adjustable Rate Mortgage trading desk. Mr. Redlingshafer began his career with Goldman Sachs & Co. as a whole loan mortgage trader and was one of the original members of the firm’s mortgage department.

•	Consideration for Recommendation: Mr. Redlingshafer brings extensive and direct experience as president and chief investment officer of a mortgage REIT, as well as extensive knowledge of the mortgage markets.

Dale A. Reiss    Age 67    Director since January 2015    Common stock beneficially owned: 1,904 shares

Managing Director, Artemis Advisors, LLC

Member:	Audit Committee

•	Professional Experience: Ms. Reiss has served since 2008 as Managing Director of Artemis Advisors, LLC, a real estate, restructuring and consulting firm. From 2008 to 2011, she served at Ernst & Young LLP as Senior Advisor to the Global Real Estate Center. From 1999 to 2008, Ms. Reiss served as Senior Partner, Global and Americas Director of the real estate, hospitality, and construction practices. Through these roles, Ms. Reiss has gained extensive knowledge of global strategic, financial management, investment, and governance matters, and had comprehensive exposure to public and private companies in many industries, including real estate, construction, retail, hospitality, restaurant, gaming, banking and financial services, professional services, and infrastructure. In addition, Ms. Reiss has broad experience serving on public, private and non-profit boards, and currently serves as a board member for iStar Financial Inc. (NYSE: STAR) (“iStar”), Tutor Perini Corporation (NYSE: TPC) (“Tutor Perini”), Educational Housing Services, Inc., and the Guttmacher Institute. Currently, Ms. Reiss serves as the chair of the audit committee for iStar and Tutor Perini, and on the audit committee of Guttmacher (having previously served as chair of that committee). Ms. Reiss has also previously held positions on the boards of Post Properties, Inc. (NYSE: PPS), and the Urban Land Institute (where she continues to serve as a governor), among others. Ms. Reiss is a CPA.

•	Consideration for Recommendation: Ms. Reiss brings insight from over 40 years of professional leadership and experience in organizational, financial planning and management strategies, with particular emphasis on real estate and the REIT sector. Ms. Reiss brings extensive knowledge and values of global strategies, financial and technological management, investment, and governance issues, and comprehensive exposure to public companies in various industries to her role as a director of CYS.

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James A. Stern    Age 64    Director since February 2006    Common stock beneficially owned: 121,874 shares

Chair and Chief Executive Officer, Cypress Advisors

Member:	Compensation Committee and Nominating and Corporate Governance Committee

•	Professional Experience: As Chairman and Chief Executive Officer of Cypress, Mr. Stern manages the firm’s investing activities and serves as a director of Affinia Holdings. Prior to founding Cypress in 1994, Mr. Stern was head of Lehman’s Merchant Banking Group. Over the course of his career at Lehman, Mr. Stern was a member of the firm’s management committee and co-head of investment banking. Mr. Stern has also served as a director of Medpointe Inc. and Cooper-Standard Automotive Inc. within the past five years, although he no longer serves as a director of any of these companies.

•	Consideration for Recommendation: Mr. Stern has significant experience in investments and capital markets and as a director of publicly traded companies.

David A. Tyson, Ph.D., CFA, Age 57 Director since April 2006 Common stock beneficially owned: 21,042 shares

President, Rivers Edge Portfolio Advisors LLC (“RiversEdge”)

Chair:	Audit Committee
Member:	Nominating and Corporate Governance Committee

•	Professional Experience: Mr. Tyson is President of RiversEdge, an investment risk management consultancy based in Connecticut. Beginning in 2010, RiversEdge also provided consulting services through Capital Markets Risk Advisors. Mr. Tyson also founded RiversEdge Convertible Portfolio Advisors in 2007 to manage convertible portfolios for institutional accounts. Prior to founding RiversEdge, Mr. Tyson held several financial roles at Travelers Life & Annuity (“Travelers”), and Citigroup’s other proprietary insurance companies. Mr. Tyson was Vice Chairman of Citigroup Investments from 2000 until 2003 and Chief Investment Officer of Traveler’s and Citigroup’s other proprietary insurance companies from 2000 until 2004. From 1994 until 2000, Mr. Tyson held the position of President and Chief Operating Officer of Travelers Asset Management International Corporation and served as Chairman and Chief Executive Officer from 2000 to 2004. Over the course of his 19-year career at Travelers, Mr. Tyson was responsible for global fixed income asset class management and asset-liability matching for Citigroup’s insurance companies. In addition, Mr. Tyson managed third party hedge fund investments, internal hedge fund groups, specialty fixed income groups, and a registered investment advisor which had oversight responsibility for strategies including collateralized debt obligations, syndicated bank loans, core and specialty fixed income variable annuity funds, and many third party insurance accounts. During Mr. Tyson’s tenure at Traveler’s, Mr. Tyson oversaw all of their derivatives activity and was actively involved in all of Traveler’s alternative and special investments. Mr. Tyson has served on numerous insurance and fiduciary investment management committees including the Global Asset Liability Committee for all of Citigroup. Prior to joining Travelers in 1985, Mr. Tyson was with Equitable Investment Management Company from 1979 to 1985. Mr. Tyson has been a director since at the Company since April 2006.

•	Consideration for Recommendation: Mr. Tyson has significant experience in investments and risk management.

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Board and Committee Meetings; Annual Meeting Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve. Directors are also expected to attend each annual stockholders meeting; however, some or all of our directors may be unable to attend the 2015 Annual Meeting due to scheduling conflicts or other obligations that may arise. All of the directors then in office attended the Company’s 2014 annual stockholders meeting.

The Board held 14 meetings during 2014. Each current director attended at least 75% of the total number of 2014 meetings of the Board and committees on which he or she served. As required by the NYSE rules, the independent directors of our Board of Directors regularly meet in executive session, without management present. Generally, these executive sessions occur either before or after a regularly scheduled meeting of the Board of Directors and, in some instances, both before and after a board meeting or independently from a regularly scheduled meeting of the Board. Our lead independent director, Mr. Jonas, presides over such executive sessions. In 2014, the independent directors of the Board of Directors met in executive session 13 times without management.

For more information on the duties of the Lead Independent Director, see “Board Leadership Structure and Lead Independent Director” below.

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors be independent. Our Board of Directors has adopted the categorical standards prescribed by the NYSE to assist the Board of Directors in evaluating the independence of each of the nominees. The categorical standards describe various types of relationships that could potentially exist between a board member and the Company and establish thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a nominee under the categorical standards and the Board of Directors determines, taking into account all facts and circumstances, that no other material relationship between the Company and the director exists of a type not specifically mentioned in the categorical standards, the Board of Directors will deem such nominee to be independent. A director shall not be independent if he or she satisfies any one or more of the following criteria:

•	a director who is, or who has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, an executive officer of the Company;

•	a director who has received, or who has an immediate family member serving as an executive officer who has received, during any 12-month period within the last three years more than $120,000 in direct compensation from the Company (excluding director and committee fees and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service);

•	(i) a director who is or whose immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (ii) a director who is a current employee of such a firm; (iii) a director who has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) a director who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	a director who is or has been within the last three years, or whose immediate family member is or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee; or

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•	a director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues (as reported for the last completed fiscal year).

Under these criteria, our Board of Directors has determined that all of the members of our Board of Directors are independent, with the exception of Mr. Grant, our Chief Executive Officer.

We have implemented procedures for stockholders and other interested parties who wish to communicate directly with our independent directors. We believe that providing a method to communicate directly with our independent directors, rather than the full Board of Directors, provides a confidential, candid, and effective method of relaying any interested party’s concerns or comments. See “Communication with the Board of Directors, Independent Directors and the Audit Committee.”

Committees of the Board

The Board has established three committees: Audit, Compensation, and Nominating and Corporate Governance. The Board’s committees act on behalf of the Board and report on their activities to the entire Board. The Board appoints the members and chair of each committee based on the recommendation of the NCGC.

The Board has established and adopted a written charter for the Board’s Audit Committee (the “Audit Committee”), Compensation Committee, and NCGC. The charter for each committee addresses the committee’s purpose, authority, and responsibilities, and contains other provisions relating to, among other matters, membership and meetings. Each committee may, in its discretion, form and delegate all or a portion of its authority to subcommittees of one or more of its members. As required by its charter, each committee periodically reviews and assesses its charter’s adequacy and reviews its performance. Committees may recommend charter amendments at any time, which are subject to the Board’s review and approval. A current copy of each committee’s charter is available under “Corporate Governance” on our website at www.cysinv.com. Our Board may from time to time establish other committees to facilitate the management of the Company. Each of the committees currently has at least five directors, all of whom are independent directors, as defined in the rules and listing qualifications of the NYSE and, with respect to the members of the Audit Committee, Rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Additional information about the Board’s committees, including their key responsibilities, appears below.

Audit Committee
Number of Meetings in 2014: 5

•      Reviews and discusses with management and our independent public accountants our annual and quarterly financial statements;

•      Selects and evaluates our outside auditors, including their qualifications and independence and approves all audit engagement fees and terms and all non-audit engagements of the outside auditors;

•      Reviews with the independent public accountants the plans and results of the audit engagement;

•      Reviews the performance of the independent public accountants;

•      Reviews the adequacy of our internal accounting controls; and

•      Reviews any transactions that include potential conflicts of interest and related party transactions.

Each member of the Audit Committee is independent, as independence for audit committee members is defined by NYSE and SEC rules. The Board has determined, in its business judgment, that each current member of the Audit Committee (Tanya S. Beder, Karen Hammond, Stephen P. Jonas, Raymond A. Redlingshafer, Dale A. Reiss and David A. Tyson) is financially literate as required by NYSE rules, and that each member other than Mr. Redlingshafer qualifies as an “audit committee financial expert” as defined by SEC regulations.

Committee Members: Tyson (Chair) Beder Hammond Jonas Redlingshafer Reiss

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Compensation Committee
Number of Meetings in 2014: 10

•      Discharges the Board’s responsibilities relating to the Company’s overall compensation strategy and the compensation of our executive officers. Oversees the Company’s incentive compensation practices to help ensure that they do not encourage excessive risk-taking and reviews and approves benefit and compensation plans and arrangements applicable to executive officers of the Company;

•      Evaluates the CEO’s performance and approves and recommends the CEO’s compensation to our Board for approval and approves compensation for our other executive officers and any other officers or employees as the Compensation Committee determines appropriate, and reviews director compensation and recommends any changes for approval by the Board;

•      Administers the issuance of any equity awards under our 2013 Equity Incentive Plan (the “2013 Plan”);

•      Oversees succession planning and actions taken by the Company regarding stockholder approval of executive compensation matters, including advisory votes on executive compensation; and

•      Has the sole authority to retain or obtain the advice of and terminate any compensation consultant, independent legal counsel or other advisor to the Compensation Committee, and evaluates the independence of its advisors in accordance with NYSE rules.

The Board has determined that each member of the Compensation Committee is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and is independent, as independence for compensation committee members is defined by NYSE rules.

Committee Members: Crocker (Chair) Hammond Hughes Redlingshafer Stern

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Nominating and Corporate Governance Committee
Number of Meetings in 2014: 7

•      Assists the Board by identifying individuals qualified to become Board members and recommends to the Board nominees for director and committee membership;

•      Annually reviews and assesses the adequacy of our Corporate Governance Guidelines and certain other corporate governance documents;

•      Oversees an annual review of the Board’s performance;

•      Reviews periodically with the Board of Directors the succession plans with respect to the Chief Executive Officer;

•      Recommends to the Board a determination of the independence of each non-employee director under applicable rules and guidelines;

•      Oversees the Company’s engagement with stockholders and other interested parties concerning governance matters and works with the Board’s other committees regarding such engagement on matters subject to the oversight of such other committees.

Each member of the NCGC is independent, as independence is defined by NYSE rules.

Committee Members: Beder (Chair) Crocker Hughes Stern Tyson

Mr. Crocker has decided to retire from the Board and not stand for re-election as a member of the Board at the Annual Meeting. The Board expects to address composition of all of its committees upon conclusion of the Annual Meeting. In addition, the Board may from time to time establish other committees to facilitate the management of the Company.

Code of Business Conduct and Ethics

Our Board of Directors has established a code of business conduct and ethics (the “Code of Business Conduct and Ethics”) that applies to our officers, employees, and directors. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics of our executive officers or directors may be made only by our Board of Directors or one of its committees.

Our Code of Business Conduct and Ethics expressly prohibits the continuation of any conflict of interest by an officer, director or employee except under guidelines approved by the Board of Directors. Our Code of Business Conduct and Ethics requires any employee to report any actual conflict of interest to a supervisor, manager or other appropriate personnel.

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Director Education

To assist members of the Board of Directors in remaining current with their board duties, committee responsibilities and industry developments, we encourage our directors to participate in various board member education programs, including but not limited to those sponsored by the NYSE-Corporate Board Member Board Education Program and the National Association of Corporate Directors. These programs offer our directors access to a wide range of in-person, peer-based and webinar educational programs on corporate governance, committee duties, board leadership and industry developments.

Compensation Committee Interlocks and Insider Participation

Ms. Beder, Ms. Hammond, and Messrs. Crocker, Hughes, Redlingshafer, and Stern served on our Compensation Committee for some portion, if not all, of our fiscal year ended December 31, 2014. None of the members of the Compensation Committee is or has been one of our employees or officers. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Compensation for 2014

From January 1, 2014 through June 30, 2014, compensation for our independent directors was based on the following annual terms:

•	$65,000, payable in equal amounts each quarter in shares of our restricted common stock, and the forfeiture restrictions for each quarterly grant of restricted common stock will lapse at the end of the quarter in which such grant is made;

•	an annual cash retainer of $25,000, payable in equal $6,250 installments each quarter;

•	an additional annual cash retainer of $15,000, $12,500 and $10,000 for the chairperson of our Audit Committee, Compensation Committee and NCGC, respectively;

•	an additional annual cash retainer of $5,000 and $4,000 for each other member of the Audit Committee and Compensation Committee, respectively; and

•	an additional annual cash retainer of $75,000 for our lead independent director.

Effective as of July 1, 2014, compensation for our independent directors was revised as follows on an annual basis:

•	$85,000, payable in equal amounts each quarter in shares of our restricted common stock, and the forfeiture restrictions for each quarterly grant of restricted common stock will lapse at the end of the quarter in which such grant is made;

•	an annual cash retainer of $35,000, payable in equal $8,750 installments each quarter;

•	an additional annual cash retainer of $15,000, $12,500 and $10,000 for the chairperson of our Audit Committee, Compensation Committee and NCGC, respectively;

•	an additional annual cash retainer of $5,000 and $4,000 for each other member of our Audit Committee and Compensation Committee, respectively; and

•	an additional annual cash retainer of $75,000 for our lead independent director.

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Shares of restricted stock that we granted to our directors in 2014 are subject to forfeiture restrictions that lapse at the end of the quarter in which such grant is made, upon the death or disability of the grantee or in the event of a change in control occurring while the grantee is providing services to us. The restricted shares granted to our independent directors were issued pursuant to the 2013 Plan, which was approved by our stockholders at our 2013 annual meeting of stockholders on May 10, 2013. We also reimbursed our directors for their reasonable travel expenses incurred in connection with their attendance at full board and committee meetings.

The following table summarizes the compensation that we paid to certain of our directors in 2014:

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Tanya S. Beder	$42,000	$73,933	$115,933
Douglas Crocker, II	42,500	73,933	116,433
Karen Hammond	9,167	18,157	27,324
Jeffrey P. Hughes	34,000	73,933	107,933
Stephen P. Jonas	110,000	73,933	183,933
Raymond A. Redlingshafer, Jr.	42,000	73,933	115,933
James A. Stern	34,000	73,933	107,933
David A. Tyson, Ph.D	45,000	73,933	118,933

(1)	All stock awards were granted pursuant to the 2013 Plan. Amount shown is the aggregate grant date fair value computed in accordance with Accounting Standards Codification 718, Share-Based Payment. See Note 8 to our financial statements as of and for the year ended December 31, 2014 included in our Annual Report on Form 10-K for a discussion of the assumptions used to value our stock awards to directors. Ms. Beder and Messrs. Crocker, Jonas, Hughes, Redlingshafer, Stern and Tyson each received 8,962 shares of restricted stock during 2014. Ms. Hammond received 2,047 shares of restricted stock during 2014. Each of Ms. Beder, and Messrs. Crocker, Jonas, Hughes, Redlingshafer, Stern and Tyson received: 2,178 shares with a grant date fair value of $7.41 per share on January 2, 2014; 1,941 shares with a grant date fair value of $8.26 per share on April 1, 2014; 2,378 shares with a grant date fair value of $9.02 per share on July 1, 2014; and 2,465 shares with a grant date fair value of $8.24 per share on October 1, 2014. Ms., Hammond received 2,047 shares with a grant date fair value of $8.87 per share on October 16, 2014. These restricted stock awards are subject to forfeiture restrictions that will lapse at the end of the quarter in which such grant is made, upon the death or disability of the grantee or in the event of a change in control occurring during while the grantee is providing services to us. As of March 15, 2015. Ms. Beder, Ms. Hammond, and Messrs. Crocker, Jonas, Hughes, Redlingshafer, Stern and Tyson each had outstanding 2,401 shares of restricted stock.

Our Chairman of the Board is the only member of our Board of Directors who also serves as one of our executive officers or employees and does not receive additional compensation for serving on our Board of Directors. In the future, to the extent our chairman of the board is not one of our executive officers or employees, the chairman may be entitled to receive an annual retainer fee, a fee for each full board meeting attended in person or telephonically and/or a fee for each committee meeting attended in person or telephonically and that occurs on a date different from a full board meeting date at the discretion of the Compensation Committee. Our Board of Directors may revise our directors’ compensation in its discretion.

Minimum Stock Ownership Guidelines for our Independent Directors

We have established minimum share ownership guidelines that require each independent director to maintain a minimum equity investment in our company of five times the then-current annual cash retainer fee, which is currently $35,000, paid to independent directors without regard to (i) fees for service as a lead independent director, (ii) additional fees for service as a member or chair of certain committees, (iii) meeting fees, or (iv) fees for any other activity undertaken as a director on behalf of our company that is not in the ordinary course of business. Each independent director who was serving in such capacity when the annual cash retainer was increased as of June 1, 2014 must achieve the minimum equity investment no later than June 1,

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2019. Each independent director elected after June 1, 2014 must be compliant within five years of the date on which he or she is or was elected. Until the minimum equity investment is met, an independent director must retain all of our common stock granted to him or her as compensation. From time to time, the NCGC will review each independent director’s compliance with the minimum share ownership guidelines and may grant exceptions to these guidelines as it deems appropriate and market-competitive on a case-by-case basis. Taking into account any permitted transition period, all of our independent directors are currently in compliance with the minimum share ownership guidelines or are scheduled and expected to meet the ownership guidelines within the noted five year period.

Nomination of Directors

Before each annual meeting of stockholders, the NCGC considers the nomination of all directors whose terms expire at the next annual meeting of stockholders and also considers new candidates whenever there is a vacancy on the Board of Directors or whenever a vacancy is anticipated due to a change in the size or composition of the Board of Directors, a retirement of a director, or for any other reasons. In addition to considering incumbent directors, the NCGC identifies director candidates based on recommendations from the directors, stockholders, management, and others. The NCGC may in the future engage the services of third-party search firms to assist in identifying or evaluating director candidates. In 2014, the NCGC engaged the services of the National Association of Corporate Directors to conduct a preliminary search of potential director candidates. However, the directors added to the Board in October 2014 and January 2015 were recommended for election by our independent directors.

Our NCGC charter provides that the NCGC will consider nominations for board membership by stockholders. The rules that must be followed to submit nominations are contained in our bylaws and include the following: (i) the nomination must be received by the committee at least 120 days, but not more than 150 days, before the first anniversary of the mailing date for proxy materials applicable to the annual meeting prior to the annual meeting for which such nomination is proposed for submission; and (ii) the nominating stockholder must submit certain information regarding the director nominee, including the nominee’s written consent.

The NCGC evaluates annually the effectiveness of the Board of Directors as a whole and of each individual director and identifies any areas in which the Board of Directors would be better served by adding new members with different skills, backgrounds or areas of experience. The Board of Directors considers director candidates, including those nominated by stockholders, based on a number of factors including: whether the board member will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; whether the candidate contributes to the overall diversity of the Board of Directors; and whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. Candidates are also evaluated on their understanding of our business, experience and willingness to devote adequate time to carrying out their duties. The NCGC also monitors the mix of skills, experience and background in an effort to maintain a Board of Directors that is comprised of individuals who can effectively perform the Board’s functions.

We do not have a formal policy about diversity, but the NCGC does consider certain types of diversity when nominating director candidates to the Board of Directors, including differences of viewpoint, professional experience, education, skill, other personal qualities and attributes, geography, race, gender, and national origin.

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CORPORATE GOVERNANCE MATTERS

The Board is committed to sound and effective corporate governance principles and practices. We have adopted a code of business conduct and ethics and corporate governance guidelines to provide the framework for the governance of the Board and the Company. The code and guidelines apply to all our executive officers and employees and each member of our Board of Directors. We anticipate that any waivers of our code of business conduct and ethics will be posted on our website. Current copies of the code of business conduct and ethics, and corporate governance guidelines are available on our website at www.cysinv.com.

What’s New Since the 2014 Annual Meeting

The Board has taken several steps since the 2014 annual meeting of stockholders in its ongoing evaluation of the Company’s corporate governance policies and practices. As described below, the Company initiated a stockholder outreach program, and adopted a majority voting and director resignation policy, a compensation “clawback” policy, and a policy prohibiting pledging and hedging.

Investor Outreach Program

As part of our commitment to effective corporate governance practices, in 2014 we initiated an investor outreach program to help us better understand the views of our investors on compensation and certain key corporate governance topics. As part of our stockholder outreach program, Douglas Crocker, our Chair of the Compensation Committee, Tanya Beder, Chair of the NCGC, Jeffrey Hughes, a member of the Compensation Committee and NCGC, and Thomas Rosenbloom, our Executive Vice President, General Counsel & Secretary, participated in meetings with institutional stockholders to discuss and obtain feedback on executive compensation, corporate governance, and related issues. In addition, Kevin Grant, Frances Spark and Richard Cleary, our Chief Executive Officer, Chief Investment Officer and Founder, Chief Financial Officer, and Chief Operating Officer, respectively, as they have done for the past several years, presented to, and met with, investors interested in our financial condition, results of operation, and market analysis from time to time in 2014. We value our dialogue with our stockholders, and we are optimistic that undertaking our communications with stockholders will foster better understanding and help ensure our compensation and corporate governance practices continue to evolve and reflect the insights and perspectives of our many stakeholders. For more information about our investor outreach program, see “Compensation Discussion and Analysis”.

Majority Voting and Director Resignation Policy

On October 16, 2014, the Company’s Board of Directors approved a majority voting and director resignation policy, which provides that, in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall, within five business days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the NCGC. An “uncontested election of directors” is defined as an election in which the number of nominees is not greater than the number of Board seats open for election. The NCGC is charged to consider the tendered resignation and, as soon as is reasonably practicable following the date of the Board’s receipt of such resignation, but in no event later than 45 days after the stockholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the NCGC will consider all factors deemed relevant by its members including, without limitation, the stated reason or reasons why stockholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, the impact the director’s resignation would have on the Company’s compliance with the requirements of the SEC, the NYSE, and the Company’s Corporate Governance Guidelines), and whether the director’s resignation from the Board would be in the best interests of the Company and its stockholders.

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The NCGC also is expected to consider a range of possible alternatives concerning the director’s tendered resignation as members of the NCGC deem appropriate including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to mitigate or cure the underlying reasons reasonably believed by the NCGC to have substantially resulted in the “withheld” votes.

The Board will take formal action on the NCGC’s recommendation no later than 120 days following the date of the stockholders’ meeting at which the election occurred. In considering the NCGC’s recommendation, the Board will consider the information, factors and alternatives considered by the NCGC and such additional information, factors and alternatives as the Board deems relevant or appropriate.

Following the Board’s decision on the NCGC’s recommendation, the Company will promptly disclose the Board’s decision in a Form 8-K filed with the SEC, together with a description of the process by which the decision was made and, if applicable, the factors considered by the Board in determining to accept or reject the tendered resignation.

Compensation “Clawback” Policy

On October 16, 2014, the Board approved a Compensation “Clawback” Policy, which provides that the Company will have the ability, subject to carrying out certain processes, to receive back compensation (stock and cash) from an employee if the compensation was (i) predicated upon the achievement of certain reported financial or operating results that were subsequently the subject of a restatement, (ii) lower compensation would have been paid based upon the restated financial or operating results of the Company, and (iii) the Board determines that the employee engaged in fraud, willful misconduct or misconduct that caused or contributed to the restatement being required.

Policy Prohibiting Pledging and Hedging

On October 16, 2014, the Board approved a Policy Prohibiting Pledging and Hedging, which applies to all officers and directors of the Company and provides that such individuals are prohibited from (i) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, or (ii) engaging in any hedging transactions with respect to securities of the Company.

Board Leadership Structure and Lead Independent Director

The Board believes that it should maintain the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders. At this time, the offices of the Chairman of the Board and the Chief Executive Officer are combined, with Mr. Grant serving as Chairman and Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive Officer positions is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. Grant’s extensive experience and knowledge regarding the Company and provides for the most efficient leadership of our Board and the Company. The Company is a complex, specialty finance operation, and Mr. Grant, with over 30 years of experience in the industry, and as the Company’s founder, has the knowledge, expertise, and experience to understand and clearly articulate to the Board the opportunities and risks facing the Company, as well as the leadership and management skills to promote and execute the Company’s values and strategy. The Board believes that Mr. Grant, rather than an outside director, is in the best position, as Chairman and Chief Executive Officer, to lead Board discussions regarding the Company’s business and strategy and to help the Board respond quickly and effectively to the many business, market, and regulatory reform challenges affecting the Company and the rapidly changing specialty finance industry. Mr. Grant’s service as Chairman also provides clarity of leadership for the Company and more effectively allows the Company to present its vision and strategy in a unified voice.

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Although the Board believes that it is more effective to have one person serve as the Company’s Chairman and Chief Executive Officer at this time, it also recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors (eight of the nine director nominees are independent under the Director Independence Standards) and independent Board committees, the Board has a Lead Independent Director who performs the duties and responsibilities described below.

The duties and responsibilities of the Lead Independent Director include the following:

•	Following consultation with the Chairman and Chief Executive Officer and other directors, providing input into and approving Board meeting agendas and schedules, assuring that there is sufficient time for discussion of all agenda items;

•	Calling special meetings or executive sessions of the Board and calling and presiding at executive sessions or meetings of non-management or independent directors and, as appropriate, providing feedback to the Chairman and Chief Executive Officer and otherwise serving as a liaison between the independent directors and the Chairman;

•	Working with committee chairs to ensure coordinated coverage of Board responsibilities;

•	Facilitating communication between the Board and senior management, including advising the Chairman and Chief Executive Officer of the Board’s informational needs and approving the types and forms of information sent to the Board;

•	Serving as an additional point of contact for Board members and stockholders and being available for consultation and direct communication with major stockholders;

•	Serving as a “sounding board” and advisor to the Chairman and Chief Executive Officer;

•	Contributing to the performance review of the Chairman and Chief Executive Officer; and

•	Staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.

The Board believes that its Lead Independent Director structure, including the duties and responsibilities described above, provides similar independent leadership, oversight, and benefits for the Company and the Board that would be provided by an independent Chairman. Mr. Jonas is actively engaged as Lead Independent Director and works closely with the Chairman and Chief Executive Officer, and our Corporate Secretary on Board matters. Mr. Jonas frequently interacts with Mr. Grant and other members of management to provide his input on Board agendas, and his perspective on important issues facing the Company. In addition, Mr. Jonas is invited to, and attends, meetings of all of the committees of the Board, fostering an ongoing interaction and communication amongst all of the directors.

Succession Planning

The Board recognizes the importance of effective executive leadership to the Company’s ongoing success. The Board and the NCGC conduct an annual review of the Company’s succession plans for our CEO. In conducting this review, the Board considers, among other factors, organizational and operational needs, competitive challenges, leadership/management potential and development, and emergency situations. The CEO succession plan addresses succession in an emergency situation relating to our CEO. In addition, the Board and NCGC review and discuss with our CEO succession plans for our other executive officers.

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In addition, the Board understands that as the Company’s business evolves, and as the mortgage REIT sector changes, the Board must add members with highly relevant professional experience. In addition, while it does not have term or age limits, the Board believes that a certain amount of director turnover is to be expected and desirable. The average tenure of our nominees for election to the Board is approximately 5 years.

Board Oversight of Risk

We believe that our Board of Directors is best situated to oversee our risk management practices and assess and manage our overall risk profile. The various committees of our Board assist it in fulfilling these responsibilities.

Director Nomination Process and Board Diversity

The NCGC is responsible for managing the director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as new directors and incumbent directors. The goal of the NCGC’s nominating process is to assist the Board in attracting and retaining competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and its stockholders. The NCGC regularly reviews the composition of the Board in light of its understanding of the backgrounds, industry, professional experience, personal qualities and attributes. The NCGC also reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members. It also monitors the expected service dates of Board members.

The NCGC identifies potential candidates for first-time nomination as a director primarily through recommendations it receives from our current Board members, and our Chairman and Chief Executive Officer. The NCGC also has the authority to conduct a formal search using an outside search firm selected and engaged by the NCGC to identify potential candidates. When the NCGC has identified a potential new director nominee, it obtains information on the background of the potential nominee to make an initial assessment of the candidate in light of the following factors:

•	Whether the individual meets the Board-approved minimum qualifications for director nominees described below;

•	Whether there are any apparent conflicts of interest in the individual’s serving on our Board; and

•	Whether the individual would be considered independent under our Director Independence Standards, which are described above under “Director Independence.”

The Board requires that all nominees for service as a director have the following minimum qualifications:

•	A demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role;

•	Financial literacy or other professional or business experience relevant to an understanding of our business; and

•	A demonstrated ability to think and act independently, as well as the ability to work constructively in a collegial environment.

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Candidates also must be individuals of the highest character and integrity. The NCGC determines, in its sole discretion after considering all factors it considers appropriate, whether a potential nominee meets these minimum qualifications and also considers the composition of the entire Board in view of the above qualifications and other factors, some of which are described below. If a candidate passes this initial review, the NCGC arranges an introductory meeting with the candidate, our Chairman and Chief Executive Officer, and the NCGC Chair and/or other members of the NCGC to determine the candidate’s interest in serving on our Board. If the candidate is interested in serving on our Board, members of the NCGC, together with several members of the Board, our CEO, and, if appropriate, other executives of the Company, conduct an interview with the candidate. If the Board and the candidate are both still interested in proceeding, the candidate provides us additional information for use in determining whether the candidate satisfies the applicable requirements of our Corporate Governance Guidelines, and any other rule, regulation, or policy applicable to members of the Board and its committees and for making any required disclosures in our proxy statement. If the NCGC determines to nominate a candidate to the Board, then the NCGC presents the candidate’s name for approval by the Board or for nomination for approval by the stockholders at the next stockholders meeting, as applicable.

Our Commitment to Board Diversity

Although the NCGC does not have a separate policy specifically governing diversity, the NCGC will consider, in identifying first-time candidates or nominees for director, or in evaluating individuals recommended by stockholders, the current composition of the Board in light of the interplay of the candidate’s or nominee’s experience, education, skills, background, gender, race, ethnicity, geographic location and other qualities and attributes with those of the other Board members. The NCGC incorporates this broad view of diversity into its director nomination process by taking into account all of the above factors when evaluating and recommending director nominees to serve on the Board to ensure that the Board’s composition as a whole appropriately reflects the current and anticipated needs of the Board and the Company. In implementing its practice of considering diversity, the NCGC may place more emphasis on attracting or retaining director nominees with certain specific skills or experience, such as industry, regulatory, public policy, or financial expertise, depending on the circumstances and the composition of the Board at the time. The NCGC and the Board will continue to monitor the effectiveness of its practice of considering diversity through assessing the results of any new director search efforts and the NCGC’s and Board’s self-evaluation process in which directors discuss and evaluate the composition and functioning of the Board and its committees.

Communication with the Board of Directors, Independent Directors and the Audit Committee

Our Board of Directors or any individual director may be contacted by any party via mail at the address listed below:

Board of Directors

CYS Investments, Inc.

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

Attn: Corporate Secretary

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full board, provides a confidential, candid and efficient method of relaying any interested party’s concerns or comments. As discussed above, the presiding director of independent sessions of the Board of Directors is Mr. Jonas. The independent directors can be contacted by any party via mail at the address listed below:

Independent Directors

CYS Investments, Inc.

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

Attn: Corporate Secretary

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The Audit Committee or any individual member of the Audit Committee may be contacted by any party via mail at the address listed below:

Audit Committee

CYS Investments, Inc.

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

Attn: Corporate Secretary

The Company does not screen mail, except when warranted for security purposes, and all such letters will be forwarded to our Board of Directors and any such specified committee or individual directors.

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PROPOSAL 2:  ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As provided by the Dodd-Frank Act and SEC rules, we provide our stockholders with an advisory vote to approve the compensation of our named executive officers, or “say on pay.” Based on the preference expressed by stockholders at the 2012 annual meeting of stockholders, the Board has determined to have an annual advisory vote on executive compensation until the next advisory vote on the frequency of our advisory say on pay vote is held.

We are asking our stockholders to approve an advisory resolution regarding compensation paid to named executive officers as described in “Compensation Discussion and Analysis,” the compensation tables and related disclosures. This item gives our stockholders the opportunity to express their views on our 2014 compensation decisions and policies for our named executive officers as discussed in this proxy statement. Although the say on pay vote is advisory and not binding on our Board, the Compensation Committee will take the outcome of the vote into consideration when making future executive compensation decisions.

As described in detail under “Compensation Discussion and Analysis,” we believe that our compensation program is designed to align the interests of management with those of our stockholders, apply a pay-for-performance philosophy and attract and retain top management talent, while at the same time reducing our expense ratio and managing expenses. Our Board of Directors and Compensation Committee carefully review, analyze and discuss our compensation program on an ongoing basis. Our Board believes that our current executive compensation program effectively links executive compensation to our performance and appropriately aligns the interests of our executive officers with those of our stockholders.

In 2014, the Compensation Committee made significant revisions to the Company’s Bonus Plan, and undertook meaningful stockholder outreach.

•	NEO compensation is now based on absolute total stockholder return and relative total stockholder return for a one-year and three-period. NEO compensation is no longer related to any notion of return on net assets, as was the case in 2013.

•	A meaningful portion of the total compensation paid or awarded to our named executive officers is performance-based, and subject to long-term vesting of equity based awards.

•	Performance goals are carefully considered, reviewed, and revised each year to tailor them to current market information and practices.

•	In August and September of 2014 and the first quarter of 2015, the Compensation Committee reached out to 42 of the Company’s largest institutional investors, who held approximately 47% of the Company’s outstanding shares of common stock as of the time of our outreach efforts.

•	In 2014, the Compensation Committee conducted an evaluation of our compensation practices with the support of FTI Consulting, Inc. (“FTI”).

•	The Board has adopted minimum stock ownership guidelines that apply to our executive officers and independent directors, and which require our executive officers and independent directors to own meaningful amounts of our stock, thereby participating in receiving our dividends and experiencing the changes in value of our stock with all of our stockholders.

See the information set forth under “Named Executive Officer Compensation for 2014” for more information on these elements of our NEO compensation program.

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Voting and Effect of Vote

We are requesting your non-binding, advisory vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation, Discussion and Analysis, compensation tables and related material disclosed in this proxy statement, is hereby APPROVED.”

You will vote FOR, AGAINST or ABSTAIN on this Item 2. Because your vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee and will not overrule any decision by the Board or require the Board to take any action. However, the Board values our stockholders’ views on executive compensation matters and will consider the outcome of this vote when deliberating future executive compensation decisions for named executives.

Board Recommendation

As noted in the Compensation Discussion and Analysis, the Compensation Committee believes its 2014 compensation decisions will benefit stockholders for short-term and long-term Company performance, and the compensation paid to the named executives for 2014 was reasonable and appropriate.

The Board recommends that you vote FOR the advisory resolution to approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement in the Compensation Discussion and Analysis, the compensation tables and any related material (Item 2 on the proxy card).

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the proxy statement.

By the Compensation Committee

Douglas Crocker, II (Chairman)

Karen Hammond

Jeffrey P. Hughes

Raymond A. Redlingshafer, Jr.

James A. Stern

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A describes our compensation program for 2014 for our principal executive officer (Mr. Grant), our principal financial officer (Ms. Spark), and our two other executive officers (Messrs. Cleary and Rosenbloom) (collectively, our “Named Executive Officers” or “NEOs”). We had no other executive officers in 2014. In particular, this CD&A explains the overall objectives, elements and policies underlying our executive compensation program. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Future compensation programs that we adopt may differ materially from currently planned programs.

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Executive Summary

The Company compensates its NEOs using a pay-for-performance philosophy by rewarding the NEOs for achievements that support the strategic objectives of the Company. The Board believes the compensation program focuses on measurable, performance-based criteria that drive sustainable growth, integrate actionable strategic and operational goals that are within the control of management, and align the interests of the NEOs with the interests of our stockholders. Our compensation program provides annual quantitative and qualitative objectives that reward our NEOs for the attainment of short-term and long-term performance and increases in stockholder value over time.

The Company is in a highly-specialized business, and the Board believes that it is important to retain and attract highly qualified employees who have a strong and deep understanding of the Company’s business and the markets that impact the Company’s operations. As a specialty finance company that invests in residential mortgage pass-through securities for which the principal and interest payments are guaranteed by the Federal National Mortgage Association, or Fannie Mae, the Federal Home Loan Mortgage Corporation, or Freddie Mac, or the Government National Mortgage Association, or Ginnie Mae, we rely upon a group of executive officers, investment managers, and employees who function in a unique market, and require specialized skill sets. In particular, our CEO, who is also our chief investment officer, brings an exceptional and unique expertise to the Company.

Our Performance in 2014

The Company experienced what it believed to be excellent results in 2014, in general and relative to its peers. In 2014, our quantitative and qualitative results included, among other things, the following:

•	One-year absolute total stockholder return on common equity (based on changes in book value and dividends) of 27.06%, which was the second highest total stockholder return in 2014 among our performance peer group.

•	Dividends per share of common stock of $1.24 per share representing an annualized dividend yield of 14.22% using the closing price per common share of $8.72 on December 31, 2014.

•	Expanded our borrowing capacity and scope of relationships by adding eight counterparties to our group of lenders.

•	Initiated significant stockholder outreach efforts to better understand stockholder views on our executive compensation and corporate governance practices, and give us the opportunity to better explain our executive compensation decisions.

•	Enhanced our financial reporting by developing and presenting supplemental financial information in connection with our annual and quarterly filings.

•	Significantly enhanced our infrastructure, IT and systems.

See our Annual Report on Form 10-K for the year ended December 31, 2014 for additional information regarding our financial condition and results of operations as of December 31, 2014.

Changes to Incentive Compensation Plan and Stockholder Outreach Efforts as a Result of Stockholder Engagement and Consideration of 2014 Annual Meeting Say on Pay Vote.

In considering the preparation of the Company’s 2014 Incentive Compensation Plan (the “2014 Plan”), the Compensation Committee engaged in an extensive re-examination of the 2013 Incentive Compensation Plan

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(the “2013 Plan”) due to the disconnect between our financial results in 2013 and the bonus awards that could be awarded for that performance under the 2013 Plan. In particular, the Compensation Committee concluded that the performance metrics, and specifically, the performance measures based on return of net assets (“RONA”), were inadequate and needed revision. The Compensation Committee’s efforts to prepare the 2014 Plan continued into the first half of 2014. The Compensation Committee was still working on the 2014 Plan when we completed our proxy statement related to the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”), and as a result, was not then in a position to communicate changes to the Company’s incentive compensation program to our stockholders. The Compensation Committee retained an independent compensation consultant, FTI Consulting, to assist it with the preparation of the 2014 Plan. The Compensation Committee made significant changes to our executive compensation program in the 2014 Plan in its continuous efforts to align our executive compensation with our stockholders’ interests, including, among other revisions, removing all notions of RONA as a performance measure in our incentive compensation plan, and using only absolute and relative total stockholder return measures based on book value per common share, market value per common share, and dividends, along with more specific qualitative measures. The Company filed the 2014 Plan on Form 8-K on May 15, 2014, after the completion of the 2014 Annual Meeting.

Following approval of the 2014 Plan, and in response to the negative vote on our say on pay proposal at the 2014 Annual Meeting, in August and September 2014, Douglas Crocker, our Compensation Committee chairman, Jeffrey Hughes, another member of the Compensation Committee, and Thomas Rosenbloom, our Executive Vice President, General Counsel & Secretary, engaged in an outreach effort with certain of our stockholders.

A summary of our stockholder outreach efforts is summarized as follows:

•	Sent letters to 42 of the Company’s largest institutional investors, inviting them to engage with us on executive compensation and other matters.

•	These stockholders represented approximately 47% of the Company’s issued and outstanding common stock, and represented approximately 72% of the institutional ownership as of the time of the initial outreach effort.

•	As a result of our outreach, we spoke with nine stockholders, four of whom were amongst our top five stockholders and represented approximately 20% of the Company’s issued and outstanding common stock and approximately 31% of the institutional ownership as of the time of our outreach efforts.

•	Conducted email dialogue with 12 additional stockholders, who thanked us for the outreach but indicated there was no need or they were not available for engagement with us at the time. These 12 stockholders represented approximately 7% of the Company’s issued and outstanding common stock and approximately 11% of the institutional ownership as the time of our outreach efforts.

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The stockholders with whom we communicated expressed a variety of views about executive compensation. The chart below summarizes the significant changes and updates that the Compensation Committee had previously made to the 2014 Plan and that we addressed in this Proxy Statement that we believe addresses many of the comments we received during our outreach effort.

Annual incentive plan disclosure was difficult to understand and failed to clearly describe how incentive compensation was awarded.	Reached out to stockholders to describe our new 2014 incentive compensation plan, and explain in more clear terms how incentive compensation is awarded. We have significantly revamped and revised our executive compensation disclosure in this Proxy Statement to have more simplified and easier to read disclosure regarding our incentive compensation program.

Annual incentive plan targets should properly align with the Company’s business and market.	Incorporated performance measures into the incentive compensation plan to promote the Company’s business and long-term prospects, and better describe why the performance measures are relevant to the Company’s performance.

Annual incentive plan should include Total Stockholder Return measures, and RONA is a poor performance measure.	Removed all notions of RONA as a performance measure in our incentive compensation plan, and replaced with Absolute and Relative Total Stockholder Return measures based on Book Value Per Common Share and Dividends.

Annual incentive plan disclosure should clearly indicate what the short-term and long-term components of compensation are, and how these components relate to the Company’s business and strategy.	Expanded explanation of the short-term and long-term components of our incentive compensation plan, and how each of the components promote our business and strategy.

Provide clearer explanation of how performance targets were set and year-to-year differences.	Expanded explanation of performance targets and the reasons they may vary from year to year.

2014 Incentive Compensation Decisions

For 2014, each of our NEOs received incentive compensation under the 2014 Plan. The Company operates in a uniquely specialized industry and is subject to many forces and factors that may significantly impact the Company’s results of operations and financial condition that are not within our control. In recent years, the mortgage REIT industry has been materially impacted by increased interest rate volatility, global social instability, and a vast array of governmental regulatory activity. The 2014 Plan was designed to reward employees for producing sustainable returns, to attract and retain world-class talent and to align compensation with the long-term interests of our stockholders. Below we summarize our executive compensation practices that we have implemented to drive performance and those practices that we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

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WHAT WE DO AND DO NOT DO

We align executive compensation with the interests of our stockholders	✓ Pay for Performance
✓ Seek to Mitigate Undue Risk in Compensation Programs
✓ Include Double-Trigger Change in Control Provisions for Stock Awards
✓ Include Long-term Vesting Periods for Stock Awards
Our executive compensation programs are designed to avoid excessive risk and to foster sustainable growth	✓ Carefully analyze market conditions when establishing Performance Metrics
✓ Do Not Provide Incentive Compensation for Returns Generated if Leverage Exceeds Certain Level
✓ Established compensation “Clawback Policy”
✓ Have Stringent Minimum Stock Ownership Guidelines

We adhere to what we believe are prudent executive compensation practices	✓ Prohibit Hedging Transactions and Short Sales by Executive Officers or Directors
✓ Prohibit Pledging of Company Stock by Executive Officers or Directors
✓ Utilize an Independent Compensation Consulting Firm which Provides No Other Services to the Company
✓ Provide Reasonable Post-Employment/Change in Control Provisions
✗ No Perquisites
✗ No Repricing Underwater Stock Options
✗ No Tax Gross-Ups for Personal Aircraft Use or Financial Planning
✗ Have No Separate Change in Control Agreements
✗ NoExcise Tax Gross-Ups Upon Change in Control

What We Pay and Why: Elements of Compensation

The components of our total direct compensation are base salary and incentive compensation. Our incentive compensation (the amount of which is determined annually by the application of various factors, including both one- and three-year performance-based criteria) is comprised of cash paid annually, which we view as short-term incentive compensation, and annual restricted stock grants with a long-term vesting schedule. Because the Company operates a levered portfolio, and based on the type of compensation paid within our peer group and by our competitors, the Compensation Committee views the use of restricted stock grants with long-term vesting as the most appropriate form of “long-term incentive compensation.” Both the short- and long-term incentive compensation is performance-based and not guaranteed to be paid in any year. We also provide various retirement and benefit programs. We do not provide any perquisites to our NEOs (or any of our other employees). To provide a clear picture of all elements of our executive compensation program, the dashboard below provides a snapshot and describes why each element is provided.

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In 2014, the total direct compensation paid to our NEOs can be summarized into fixed compensation (base salary), annual incentive compensation (cash bonus), and long-term incentive compensation, as follows:

Compensation Consultant and Benchmarking

The Compensation Committee retained FTI as its independent compensation consultant to advise it and the independent members of the Board of Directors, as applicable, on matters related to our NEOs’ compensation and compensation program design for 2014. The Compensation Committee has determined that FTI meets the criteria for an independent consultant in accordance with SEC guidelines for such services.

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In 2014, FTI provided the Compensation Committee and the independent members of the Board, as applicable, with comparative market data on compensation practices and programs based on an analysis of peer companies and provided guidance on best practices. The reference group set forth below (the “Comparable Companies”) identifies the peer companies used for 2014. At the time the Comparable Companies were approved, each was an internally-managed, primarily real estate finance-focused company with median equity market capitalization of approximately $1.3 billion.

Arlington Asset Investment Corp.

Capstead Mortgage Corporation

Dynex Capital, Inc.

Eaton Vance Corp.

Encore Capital Group, Inc.

Federated Investors, Inc.

iStar Financial

Legg Mason, Inc.

LP: Financial Holdings, Inc.

MFA Financial, Inc.

Nationstar Mortgage Trust, Inc.

New York Mortgage Trust, Inc.

NewStar Financial, Inc.

Ocwen Financial Corp.

PennyMac Financial Services, Inc.

RAIT Financial Trust

Redwood Trust, Inc.

Walter Investment Management Corp.

White Mountains Insurance Group, Inc.

Using this market data, FTI advised the Compensation Committee and the independent members of the Board, as applicable, and made recommendations with respect to setting salary levels and incentive award levels.

FTI also analyzed a group of companies for measuring performance-based awards as part of the incentive compensation program. These additional companies are referred to as the “Performance-Based Peer Group”. The Performance Based Peer Group is comprised only of residential mortgage sector REITs whose business focus is most similar to ours, the majority of which are externally managed and with whom we most closely compete for executive talent and investment opportunities. The Performance-Based Peer Group for 2014 consisted of the following companies:

American Capital Agency Corp.

Anworth Mortgage Asset Corporation

Annaly Capital Management, Inc.

Armour Residential REIT, Inc.

Capstead Mortgage Corporation

Hatteras Financial Corp.

The Compensation Committee annually reviews the Comparable Companies and the Performance-Based Peer Group to ensure that the companies included are appropriately comparable to us in terms of size, structure, investment focus and scope of operations. The Compensation Committee may change the composition of the groups from time to time as appropriate. As the Compensation Committee considered the Company’s 2015 Incentive Compensation Plan (the “2015 Plan”), which the Board approved in March 2015, it determined that the Performance-Based Peer Group in the 2014 Plan needed to be expanded. The 2015 Plan includes 14 companies against which our performance and financial results will be compared.

In determining 2014 compensation for our NEOs, the Compensation Committee, in consultation with FTI, considered the competitive positioning of our executive compensation levels relative to market data for the following components of pay: base salary; total annual compensation (base salary plus annual incentives); long-term incentives (annualized expected value of long-term incentives); and total direct compensation (base salary plus annual incentives plus annualized expected value of long-term incentives).

Base Salary

Base salaries for the executive officers are individually determined by the Compensation Committee within a salary range after consideration of the scope and complexity of the role, fairness (employees with similar

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responsibilities, experience and historical performance are rewarded comparably) and individual performance. We do not set the base salary of any employee, including any NEO, at a certain multiple of the salary of another employee. The Compensation Committee seeks to generally target our NEOs’ base salaries to market-competitive levels based on an analysis of the Comparable Companies, although the Compensation Committee may deviate from this target based on an individual’s sustained performance, contribution, experience, expertise, and specific roles within the Company as compared to the benchmark data.

Base salary is reviewed annually and may be adjusted to better match competitive market levels or to recognize an executive’s professional growth and development or increased responsibility. The Compensation Committee also considers the success of the executive officer in developing and executing our strategic plans, exercising leadership and creating stockholder value, but does not assign any specific weights to these factors. As a result of the Company switching from an externally-managed to an internally-managed company on September 1, 2011, 2011 was the first year the Compensation Committee set base salaries. The Compensation Committee has not adjusted the base salaries of our NEOs since 2011.

Annual Incentive Compensation

Pursuant to the Bonus Plan, we provide our NEOs with the opportunity to earn incentive awards for achieving corporate financial and non-financial goals on an annual basis. In May 2014, the Board approved the Bonus Plan. In designing the Bonus Plan, the Board, the Compensation Committee, and the Company’s management recognized that using the RONA measure in the 2013 market environment resulted in a disconnect between executive pay and stockholder returns, and accordingly, the Board and the Compensation Committee worked closely with the Compensation Committee’s independent consultant and the Company’s Chief Executive Officer to update and enhance the compensation program in an effort to improve the alignment of our employees’ annual and long-term incentive compensation with the interests of our stockholders. As a result, the Bonus Plan has been restructured (as compared to the prior years’ plans) as follows:

•	the quantitative component of incentive compensation is focused on total stockholder return on an absolute and relative basis;

•	total stockholder return is measured on a one-year and three-year basis; and

•	there are no longer any provisions relating to RONA.

We feel that the 2014 Plan is a significant enhancement to prior years’ plans, and believe that the compensation program much more effectively aligned our stockholders’ interests and executive compensation over the long-term, and was designed to avoid disconnects between pay and performance.

Under the 2014 Plan, the Compensation Committee, in all cases in its sole discretion, has the authority to grant bonus awards comprised of a quantitative component and a qualitative component. Pursuant to the 2014 Plan, Kevin Grant was eligible to receive a bonus award with 75% comprised of the quantitative component and 25% comprised of the qualitative component. Ms. Spark, Mr. Cleary, and Mr. Rosenbloom were eligible to receive a bonus award with 60% comprised of the quantitative component and 40% comprised of the qualitative component. The Compensation Committee established specific qualitative objectives for Mr. Grant, Ms. Spark, Mr. Cleary, and Mr. Rosenbloom, which were monitored and reviewed during the course of the year. The qualitative component as a percentage of total incentive compensation for Ms. Spark, Mr. Cleary, and Mr. Rosenbloom was higher than Mr. Grant’s because their day-to-day responsibilities and obligations related more to the overall management and operation of the business, and because they were not directly responsible for investment or portfolio decisions. The Board believes that employees with direct responsibility for the Company’s investment performance, which include our managing directors for investments and trading, should have a higher percentage of their compensation determined by the Company’s quantitative performance.

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Under the 2014 Plan, Mr. Grant was eligible to receive bonus awards of up to 550% of his base salary, and the Company’s other named executive officers were eligible to receive bonus awards of up to 150% of their respective base salaries. Mr. Grant’s bonus opportunity is set higher than the other named executive officers because of his unique background and expertise as an investor in mortgage-backed securities, his oversight of the Company’s investments and trade desk, and his other leadership skills as Chief Executive Officer. The 2014 Plan provides that incentive compensation awards for the named executive officers and those responsible for managing the Company’s investments and portfolio were comprised 50% in shares of restricted stock that will vest ratably on an annual basis over a five-year period (this being the long-term component of incentive compensation), and 50% in cash.

The components of the 2014 Plan are established, and work, as follows:

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Each component of the 2014 Plan, as well as the compensation rationale for each component, is more fully described below:

Quantitative Component

The quantitative component of awards issued pursuant to the 2014 Plan was determined based on (i) the Company’s one and three-year total stockholder return (based on the change of the Company’s book value per share of common stock and distributions per share of common stock) (the “Absolute Return Sub-Component”) and (ii) the Company’s relative one and three-year total stockholder return performance (based on the change in stock price and distributions declared on the Company’s common stock, assuming reinvestment of dividends) compared to the Performance-Based Peer Group (the “Relative Return Sub-Component”). The Absolute Return Sub-Component and the Relative Return Sub-Component will each represent 50% of the total quantitative component of each bonus award issued pursuant to the Bonus Plan.

The Absolute Return Sub-Component was comprised of two sub-components, with 45% determined by the one-year total stockholder return and 5% determined by the three-year total stockholder return (as compared to the Company’s 2013 Incentive Compensation Plan (the “2013 Bonus Plan”), in which the absolute return sub-component was based solely on the return on net assets for 2013). The amount of the bonus award paid under the one-year and three-year total stockholder return, as described above, was determined based on the Company’s performance relative to the hurdle rates included in the following table, with linear interpolation for achievement falling between the hurdle rates:

Bonus Levels	Annualized Hurdle Rates	2014 Actual TSR
		1 Year	3 Year

No Bonus	Less than 4%

Minimum	4%		6.67%
Target	10%

Maximum	Greater than 12%	27.06%

The Compensation Committee set the minimum hurdle rate at 4% in May 2014 because it believed that this was the minimum amount of returns expected by our stockholders in 2014 based on our expected leverage and hedging levels.

For 2014, the Company’s one-year total stockholder return was 27.06%, resulting in 45% of the Absolute Return Sub-Component achieving the maximum bonus level. For the three-year period ending on December 31, 2014, the Company’s three-year total stockholder return was 6.67% resulting in 5% of the Absolute Return Sub-Component achieving a bonus amount that was interpolated between minimum and target levels.

The Relative Return Sub-Component was comprised of two sub-components, with 25% determined by the one-year relative total stockholder return and 25% determined by the three-year relative total stockholder return (as compared to the 2013 Bonus Plan, in which the relative return sub-component was based solely on a three-year relative total stockholder return). The amount of the bonus award paid under the one-year and three-year relative total stockholder return, as described above, was determined based on the Company’s ranking among the Performance-Based Peer Group specified in the 2014 Plan as described in the table below:

Bonus Levels	Ordinal Ranking Amongst Peer Group	2014 Actual Relative Ranking
		1 Year		3 Year

No Bonus	6th or 7th

Minimum	4th or 5th			4	th

Target	3rd

Maximum	1st or 2nd	2	nd

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For 2014, the Company’s one-year relative total stockholder was second among the Performance Peer Group, resulting in 25% of the Relative Return Sub-Component achieving the maximum bonus level. For the three-year period ending on December 31, 2014, the Company’s three-year relative total stockholder return was fourth among the Performance Peer Group, resulting in 25% of the Relative Return Sub-Component achieving the minimum bonus level.

The Bonus Plan also provided that any bonus awards under the quantitative component attributable to returns realized because the Company exceeded the Board’s pre-determined leverage ratio limit for the Company of 8 to 1 would not be paid to participants in the Bonus Plan.

	Percentage of Base Salary
Name	Minimum	Target	Maximum
Kevin E. Grant	100%	325%	550%
Frances R. Spark	50%	100%	150%
Richard E. Cleary	50%	100%	150%
Thomas A. Rosenbloom	50%	100%	150%
All other employees	Varied based on individual employee

Qualitative Component

In determining the size of the bonus awards under the qualitative component, the Compensation Committee, in its sole discretion, considered performance criteria it deemed appropriate, including, without limitation, the following: (i) for the Chairman and Chief Executive Officer, leadership of the Board and the Company, investor relations, stockholder communications, capital raising, the Company’s performance relative to its budget, risk management and capital preservation, and (ii) for Ms. Spark, Mr. Cleary, and Mr. Rosenbloom, qualitative performance objectives determined annually by the Chief Executive Officer and the Board.

In 2014, for Ms. Spark, these qualitative objectives included efforts relating to financial transparency and board reporting, monitoring our competitors’ financial statements and investing characteristics, strengthening and expanding our counterparty relationships, and broadening our financing capacity through more active direct participation in credit meetings with our counterparties. Mr. Cleary’s qualitative objectives included, among others, monitoring the Company’s infrastructure, including its information technology, facilities, and systems so that the Company operates smoothly, and without experiencing significant adverse impacts, such as cyber-attacks and other computer related viruses, shutdowns as a result of unusual and difficult weather conditions and storms, and the like. In 2014, Mr. Rosenbloom’s qualitative objectives included stringent oversight of and participation in discussions and strategic planning relating to housing finance reform and other governmental regulatory actions that impact the Company’s operations and investment outlook, strengthening and expanding existing relationships with counterparties, and enhancing the Company’s financing opportunities through negotiation of trade agreements and other counterparty agreements. The Board monitored each of Ms. Spark’s, Mr. Cleary’s, and Mr. Rosenbloom’s efforts on these objectives during executive sessions of Board meetings in discussion with Mr. Grant, and also through presentations made to the Board by each executive officer during the year.

Types of Awards under the Bonus Plan

Cash Awards

Recipients of awards under the Bonus Plan received their awards in both cash and long-term equity incentive awards granted under the 2014 Equity Incentive Plan. Under the Bonus Plan, 50% of awards eligible to be received by the NEOs were cash awards; provided, however, that the amount payable as cash could not exceed 0.50% of our average net assets for 2014 (the “Cash Cap”), which equaled $9,615,000. The aggregate cash portion of the Bonus Plan was $4,400,000 in 2014, which was below the Cash Cap. The Compensation

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Committee may have (i) elected in its discretion to increase the Cash Cap and the cash component of the bonus awards to be greater than 50% if certain Bonus Plan participants received greater than 50% of their bonus award in cash, and (ii) increased the portion of a Bonus Plan participant’s bonus award payable in cash, with a corresponding reduction in the amount of the bonus award paid under the long-term equity component of the Bonus Plan on a case by case basis. Our Compensation Committee believes that, although it is important to align the interests of our NEOs with the interest of our stockholders by issuing equity grants, a certain portion of an NEOs incentive compensation should be in the form of cash.

Long-Term Equity Awards

In order to align the interests of our NEOs with the interests of our stockholders, 50% of the aggregate 2014 incentive compensation pool was payable in the form of restricted stock awards from the 2013 Equity Incentive Plan. The shares underlying each restricted stock award vest ratably over a five-year period. Because returns on the common stock of REITs generally take the form of dividends as opposed to price appreciation, the Compensation Committee believes that shares of restricted stock, which pay dividends, are a more appropriate form of equity compensation than awards in the form of stock options, which generally only increase in value if a stock price rises. Long-term equity awards issued pursuant to the Bonus Plan were the only types of awards granted under the 2013 Equity Incentive Plan. Except for stock options granted to Mr. Grant upon our initial capitalization in 2006, we have since only issued restricted stock from the 2006 Plan and the 2013 Equity Incentive Plan. The forfeiture restrictions on such restricted stock lapse over a period of several years. We believe that these lapsing periods encourage our executives to focus on sustaining our long-term performance and minimize the risk of our executives focusing on short-term gains at the expense of our long-term performance.

Role of CEO in Compensation Decisions

In making its compensation decisions for 2014, the Board relied in part on Mr. Grant’s review of the performance of Ms. Spark, Mr. Cleary and Mr. Rosenbloom. Although Mr. Grant was involved in the compensation setting process, the Compensation Committee and the Board held several meetings at which Mr. Grant was not present, which allowed the Board to independently discuss any and all recommendations as it determined final compensation amounts for NEOs.

Risk Considerations

The Compensation Committee recognized that utilizing quantitative measures to determine incentive compensation could create an incentive for management to take unnecessary risks in the management of our portfolio and our business, especially with respect to our asset mix and our leverage ratio. Because of the risks to the Company of increased leverage, the Bonus Plan prescribed a leverage limit of 8 to 1 (which could have been adjusted by the Compensation Committee in its discretion) whereby awards based on results attributed to amounts in excess of such limit would not have been paid. The Compensation Committee understands that our leverage ratio changes frequently in the ordinary course of our business and operations. Management provides the Board of Directors monthly reports that include, among other information, an estimate of our leverage ratio as of the end of each month the report covers. Accordingly, the Compensation Committee and the Board are able to monitor our leverage ratio on a monthly basis. During 2014, the Company’s leverage ratio was below 8 to 1 as of the end of each calendar month, and, as of December 31, 2014, it was 6.44 to 1.

Benefits and Perquisites

The NEOs are generally eligible to participate in the same benefit programs that we offer to other employees, including:

•	health and dental insurance;

•	long-term disability and life insurance;

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•	paid time off and paid holidays; and

•	contributions to our Simplified Employee Retirement Plan (“SEP”).

We believe these benefits are competitive with overall market practices. In addition, we may provide additional perquisites and other personal benefits to enable us to attract and retain superior employees for key positions in the future. To date, we have not offered any perquisites to our NEOs. The Compensation Committee will periodically review the personal benefits and perquisites provided to each NEO and determine if they are consistent with current market practice.

Severance Benefits

Under our existing employment agreements entered into in September 2011, our NEOs are entitled to receive severance benefits upon certain qualifying terminations of employment (subject to any required payment delay pursuant to Section 409A of the Internal Revenue Code). The various levels of severance benefits for each of Mr. Grant, Ms. Spark, Mr. Cleary, and Mr. Rosenbloom were determined by the Compensation Committee to be appropriate for each individual based on the executive’s duties and responsibilities and were the result of arms-length negotiations with these individuals. The amount of the severance benefit is balanced against our need to be responsible to our stockholders and also takes into account the potential impact that severance payments may have in a change in control transaction. Our NEOs are not entitled to a gross up or indemnification for any parachute payment tax liability that they incur.

We believe it is in the best interest of our stockholders to have a “double trigger” requirement for payment of severance benefits upon a change in control transaction. Therefore, in order for our NEOs to receive severance payments upon a change in control transaction, such transaction must be followed by either (i) a termination of the NEO by us other than for “cause” within 24 months of the change in control transaction, or (ii) a termination by the NEO for “good reason” within 12 months of the change in control transaction. Having a double trigger severance requirement upon a change in control transaction will prevent a potential acquirer from having to automatically pay out severance benefits to our NEOs upon a change of control, which could impact an acquirer’s decision to acquire us, which could be in the best interests of stockholders.

See “Potential Payouts Upon Termination of Employment” for a detailed description of our executives’ severance benefits.

Tax Considerations

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to each of our NEOs other than the Chief Financial Officer, unless the compensation is performance-based compensation and meets certain other requirements, as described in Section 162(m) and the related regulations. We generally consider qualification for deductibility under Section 162(m) for compensation paid to our NEOs, including restricted stock granted pursuant to the Bonus Plan. The Compensation Committee believes, however, that our executive compensation program should be flexible, maximize our ability to recruit, retain and reward high-performing executives and promote varying corporate goals. Accordingly, the Compensation Committee may approve compensation that exceeds the $1 million limit or does not otherwise meet the requirements of Section 162(m), but that is deemed to be in our best interests.

Minimum Share Ownership Guidelines for Executive Officers

Our minimum share ownership guidelines require each executive officer to maintain a minimum equity investment in our company based upon a multiple (five times, in the case of the Chief Executive Officer, and three times, in the case of all other executive officers) of his or her then current base salary. Each executive officer must achieve the minimum equity investment within five years from the date he or she first becomes subject to the

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guidelines. Until the minimum equity investment is met, such officer must retain all of our common stock granted to the officer as compensation less any shares of our common stock tendered by such officer or returned by us to pay withholding taxes upon the vesting of such shares. From time to time the NCGC of the Board will review each executive officer’s compliance with the guidelines, and may grant exceptions to the guidelines as it deems appropriate and market competitive on a case-by-case basis. Taking into account any permitted transition period, all of our executive officers are currently in compliance with the minimum share ownership guidelines.

Compensation “Clawback” Policy

On October 16, 2014, our Board approved a Compensation “Clawback” Policy that provides that the Company will, to the full extent permitted by applicable law, have the discretion to require that each employee of the Company (each, a “Covered Employee”) (i) reimburse the Company for the full amount of any bonus or incentive or equity-based compensation (each, a “Bonus”) that is paid after October 16, 2014 (the “Effective Date”) if the Board determines that the Covered Employee engaged in fraud or willful misconduct that caused, or contributed to, a restatement of the reported financial or operating results of the Company (a “Restatement”) (after giving the Covered Employee an opportunity to be heard as provided below), or (ii) reimburse the Company for the Clawback Amount (defined below) that is paid after the Effective Date if the Board determines that the Covered Employee engaged in any other misconduct that caused, or contributed to, a Restatement (after giving the opportunity to be heard as provided below), in each case if:

•	the payment, grant or vesting was predicated upon the achievement of certain reported financial or operating results that were subsequently the subject of a Restatement;

•	a lower bonus and/or incentive or equity-based award under the applicable incentive compensation plan would have been paid based upon the restated financial or operating results of the Company (the difference being the “Clawback Amount”); and

•	the Board gives the Covered Employee written notice of its intention to seek recoupment of any Bonus, and provides the Covered Employee an opportunity to be heard and present his or her position with respect thereto;

provided, further, that in each such instance, and to the extent allowable under applicable laws, the Company will require reimbursement from the Covered Employee, first, by effecting the cancellation of any unvested or deferred equity awards granted to the Covered Employee in connection with any Bonus for which the Company is seeking recoupment pursuant to the policy, and then, if any Bonus remains unpaid after such cancellation of unvested awards, by requiring payment in cash of such unpaid amount by the Covered Employee.

Compensation of Our Named Executive Officers for 2014 Performance

In order to provide stockholders with a more complete description of our NEOs’ compensation, we are providing additional information not required by the SEC. The table below shows each NEO’s total direct compensation for services rendered in 2014. In contrast to the Summary Compensation Table, which discloses the grant date fair value of equity awards granted in a given year, the table below discloses the grant date fair value of equity awards granted in the first quarter of 2015 for performance during 2014. This table supplements, and does not replace, the Summary Compensation Table.

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Named Executive Officer	Base Salary	Cash Awards(1)	Long-Term Stock Awards(2)	Other(3)	Total
Kevin E. Grant	$750,000	$1,645,333	$1,645,333	$52,000	$4,092,666
Frances R Spark	500,000	316,669	316,669	52,000	1,185,338
Richard E. Cleary	450,000	285,002	285,002	52,000	1,072,004
Thomas A. Rosenbloom	450,000	325,502	325,502	52,000	1,153,004

Total					$7,503,012

(1)	These awards were paid on February 13, 2015, and relate to 2014 performance.
(2)	Represents the grant date fair value of restricted stock awards made on February 18, 2015 relating to performance in 2014. These restricted stock awards vest over a five-year period beginning on the grant date. Unvested shares will be forfeited without consideration if the recipient of the restricted stock ceases to be employed by the Company due to termination by the Company for Cause (as defined in his or her employment agreement) or voluntary resignation without Good Reason (as defined in his or her employment agreement).
(3)	Represents $52,000 in compensation for each of the NEOs related to contributions on their behalf to our SEP.

Summary of Changes in 2015 Plan Compared to 2014 Plan

The Compensation Committee and Board approved the 2015 Plan in March 2015, which maintained the same structure as the 2014 Plan but modified the terms described below. In the 2015 Plan, the Compensation Committee adjusted the Absolute Return Sub-Component (comprised of one-year and three-year total stockholder return sub-components) with 35% to be determined by the one-year total stockholder return and 15% to be determined by the three-year total stockholder return the percentages, compared to 2014, in which 45% was allocated to the one-year total stockholder return and 5% was allocated to the three-year total stockholder return. In addition, the Compensation Committee expects to further adjust these percentages in 2016 so that three-year total stockholder return sub-component has at least the same weighting as the one-year total stockholder return sub-component, thereby further enhancing longer-term performance as a factor of incentive compensation and annual bonus awards.

The hurdle rates for the 2015 quantitative bonus awards will be determined based on the following performance hurdles. The amount of the bonus award eligible to be paid under the one-year Book Value TSR will be determined based on the Company’s performance relative to the hurdle rates included in the following table, with linear interpolation for achievement falling between the hurdle rates:

Bonus Levels	Hurdle Rates
No Bonus	Less than 4%
Minimum	4%
Target	10%
Maximum	Greater than 12%

The amount of the bonus award eligible to be paid under the three-year Book Value TSR will be determined based on the Company’s performance relative to the hurdle rates included in the following table, with linear interpolation for achievement falling between the hurdle rates:

Bonus Levels	Hurdle Rates
No Bonus	Less than 12%
Minimum	12%
Target	30%
Maximum	Greater than 36%

The Relative Return Sub-Component will be based on a one year and three year relative stockholder return (in each case assuming reinvestment of dividends), based on the change in stock price of the Company and distributions on the Company’s common stock declared by the Company during the measurement period compared to its competitor peer group.

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The 2015 Plan includes a larger group of companies by which the Company’s performance and financial results is compared. As the universe of Agency-only mortgage REITs peers has contracted in the last few years, the Compensation Committee felt it was important to expand the performance peer group. The 2015 Plan includes 14 companies against which our performance and financial results will be compared, as compared to six in the 2014 Plan. The amount of the bonus award eligible to be paid under the one-year Relative TSR and three-year Relative TSR will be determined based on the Company’s ranking among this peer group as described in the table below:

Bonus Levels	Ordinal Ranking Amongst Peer Group
No Bonus	12th, 13th, 14th or 15th
Minimum	8th, 9th, 10th or 11th
Target	4th, 5th, 6th or 7th
Maximum	1st, 2nd or 3rd

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NAMED EXECUTIVE OFFICER COMPENSATION MATTERS

Summary Compensation Table

The table below sets forth the compensation we paid or accrued with respect to the fiscal years ended December 31, 2014, 2013 and 2012 to all of our NEOs serving in their positions at December 31, 2014, 2013 and 2012, respectively.

Name	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation(1)	Total
Kevin E. Grant	2014	$750,000	$928,125(2)	$1,548,750(3)	$1,181,271(4)	$52,000	$4,460,146
Chairman of the	2013	750,000	—	1,834,688(5)	1,548,750(6)	51,000	4,184,438
Board, Chief Executive Officer, Chief Investment Officer and President	2012	750,000	568,125(7)	1,250,000(8)	1,266,563(10)	50,000	3,884,688(11)

Frances R. Spark	2014	500,000	270,000(2)	312,500(3)	181,669(4)	52,000	1,316,169
Chief Financial	2013	500,000	—	308,750(5)	312,500(6)	51,000	1,172,250
Officer and Treasurer	2012	500,000	92,300(7)	83,334(9)	248,950(10)	50,000	974,584

Richard E. Cleary	2014	450,000	243,000(2)	281,250(3)	163,502(4)	52,000	1,189,752
Chief Operating	2013	450,000	—	307,125(5)	281,000(6)	51,000	1,089,125
Officer and Assistant Secretary	2012	450,000	94,500(7)	75,000(9)	212,625(10)	50,000	882,125

Thomas A. Rosenbloom	2014	450,000	324,000(2)	281,250(3)	163,502(4)	52,000	1,270,752
Executive Vice	2013	450,000	—	313,875(5)	281,000(6)	51,000	1,095,875
President of Business Development, General Counsel and Secretary	2012	450,000	105,738(7)	75,000(9)	208,137(10)	50,000	888,875

(1)	Represents compensation for each of our NEOs related to contributions on their behalf to our SEP.
(2)	Represents cash payments (50% of total) made on February 13, 2015 and the grant date fair value of stock awards (50% of total) made on February 18, 2015 pursuant to the qualitative component of the 2014 Bonus Plan.
(3)	Represents the grant date fair value of stock awards made on February 18, 2014 relating to performance in 2013.
(4)	Represents cash payments made to the NEOs pursuant to the quantitative component of the 2014 Bonus Plan on February 13, 2015 relating to performance in 2014.
(5)	Represents the grant date fair value of stock awards made on February 20, 2013 relating to performance in 2012.
(6)	Represents cash payment paid to the NEOs pursuant to the quantitative component of the Bonus Plan on February 21, 2014 relating to performance in 2013.
(7)	Represents cash payments made to the NEOs pursuant to the qualitative component of the 2012 Incentive Compensation Plan relating to performance in 2012.
(8)	Represents the grant date fair value of stock awards made on February 13, 2012 relating to performance in 2011, including $625,000 of the non-equity incentive plan compensation reported in 2011 that Mr. Grant elected to receive in the form of restricted stock rather than cash.
(9)	Represents the grant date fair value of stock awards made on February 13, 2012 relating to performance in 2011.
(10)	Represents cash payments made to the NEOs pursuant to the quantitative component of the Bonus Plan on December 21, 2012 relating to performance in 2012.
(11)	Includes $625,000 of the non-equity incentive plan compensation reported in 2011 that Mr. Grant elected to receive in the form of restricted stock rather than cash.

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Employment Agreements

We have entered into employment agreements with Mr. Grant, Ms. Spark, Mr. Cleary and Mr. Rosenbloom. Pursuant to the terms of the employment agreements:

•	Mr. Grant serves as our Chairman, Chief Executive Officer, Chief Investment Officer and President; Ms. Spark serves as our Chief Financial Officer and Treasurer; Mr. Cleary serves as our Chief Operating Officer and Assistant Secretary; and Mr. Rosenbloom serves as our Executive Vice President of Business Development, General Counsel, and Secretary;

•	Mr. Grant receives an annual base salary of $750,000, Ms. Spark receives an annual base salary of $500,000, and Messrs. Cleary and Rosenbloom each receive an annual base salary of $450,000;

•	each of the executives is entitled to participate in our annual incentive plans, including the Bonus Plan;

•	with the exception of Mr. Grant, each of the executives is subject to a one-year non-competition agreement following termination of their employment other than a termination without “cause” or a termination by the executive for “good reason.” Mr. Grant is subject to a two-year non-competition agreement following termination of his employment other than a termination without “cause” or a termination by the executive for “good reason.”

Also, each executive is entitled to certain severance benefits upon a termination of employment by us without “cause” or a termination of employment by the executive for “good reason” and upon a termination due to “disability,” each described in more detail below in “Potential Payments Upon Termination of Employment.”

Bonus

Due to their discretionary nature, amounts granted under the qualitative component of the Bonus Plan are deemed to be “bonuses” and not included as (i) grants of “non-equity incentive compensation”, or (ii) “Stock Awards”. See “Compensation of Our Named Executive Officers for 2014 Performance” for a description of bonus payments made under the Bonus Plan.

Incentive Compensation Awards

See “Description of Plan-Based Awards” for a description of the cash component of the quantitative portion of our incentive compensation awards for 2014 that were paid on February 13, 2015, and which are included in the Summary Compensation Table for 2014.

Stock Awards

Equity awards for the quantitative portion of the 2014 Plan for 2014 performance were granted on February 18, 2015 and, therefore, are not included in the Summary Compensation Table for 2014.

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Grants of Plan Based Awards

The following table reflects our grants of plan-based awards during 2014:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Grant Type	Threshold	Target	Maximum	All Other Stock Awards; Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock and Option Awards(2)

Kevin E. Grant	2/18/14	Restricted Stock	—	—	—	180,297(3)	$1,548,750
		Annual Incentive (cash)	$375,000	$1,218,750	$2,062,500	—	—

Frances R. Spark	2/18/14	Restricted Stock	—	—	—	36,380(3)	312,500
		Annual Incentive (cash)	125,000	250,000	375,000	—	—

Richard E. Cleary	2/18/14	Restricted Stock	—	—	—	32,742(3)	281,250
		Annual Incentive (cash)	112,500	225,000	337,500	—	—

Thomas A. Rosenbloom	2/18/14	Restricted Stock	—	—	—	32,742(3)	281,250
		Annual Incentive (cash)	112,500	225,000	337,500	—	—

(1)	Stock Awards relating to 2014 performance were granted on February 18, 2015 and are, therefore, not included in the table.
(2)	Represents the grant date fair value of restricted stock awarded determined in accordance with FASB Accounting Standards Codification Topic 718. See footnote 11 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission on February 17, 2015, for a description of the assumptions used in determining the grant date fair value of these shares.
(3)	Granted pursuant to the 2013 Plan.

Description of Plan Based Awards

As described in “Compensation, Discussion & Analysis—Elements of our Compensation Program—Annual Incentive Compensation,” the Bonus Plan contained both a quantitative and a qualitative component. The Bonus Plan rewarded employees if at one-year and three-year Book Value TSR exceeded various hurdle rates between 4% and 12%, with the amounts awarded dependent upon the hurdle rate achieved, with linear interpretation between hurdle rates. In 2014, our one-year Book Value TSR was 27.06% and our three-year Book Value TSR was 6.67%. As a result, each of our NEOs was eligible to receive the maximum bonus level for 45% of the Absolute Return Sub-Component relating to the one-year Book Value TSR and between the minimum and target bonus level for 5% of the Absolute Return Sub-Component relating to the three-year Book Value TSR of the quantitative component of the Bonus Plan. When comparing the one-year and three-year total return to stockholders at December 31, 2014 among a specified competitor peer group, these total returns qualified our NEOs for the maximum bonus level for the one-year Book Value TSR, and the minimum bonus level for the three-year Book Value TSR, pursuant to the Relative Return Sub-Component of the quantitative component of the Bonus Plan. For more information on how the Absolute Return Sub-Component and Relative Return Sub-Component were calculated, see “Compensation Discussion & Analysis—What We Pay and Why: Elements of our Compensation Program—Annual Incentive Compensation.”

In assessing our NEO’s performances in 2014, the Board took into account a number of factors, including the factors specifically enumerated in the Bonus Plan, our company’s financial performance, our total return to stockholders during 2014 (based on dividends, book value and market value of our common stock) and the

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recommendations of Mr. Grant with regards to NEO incentive compensation. In addition, the Board conducted a thorough review throughout the year of the NEOs’ achievement of specified qualitative objectives. The Board concluded that many, and in some cases, all of the qualitative objectives were achieved by our NEOs in 2014.

Outstanding Equity Awards at Fiscal Year End

The following table reflects our outstanding equity awards as of December 31, 2014:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested

Kevin E. Grant	131,088(1)	$30.00	February 2016	416982(2)	$3,636,083
Frances R. Spark	—	—		66405(3)	579,052
Richard E. Cleary	—	—		62285(4)	543,125
Thomas A. Rosenbloom	—	—		62729(5)	546,997

(1)	All of Mr. Grant’s options are fully vested.
(2)	Of these shares, 60,000 vest ratably over a two year period with the next vesting date on September 1, 2015. In addition, 56,180 vest ratably over a three year period with the next vesting date on February 13, 2015, 120,505 vest ratably over a four year period with the next vesting date on February 20, 2015 and 180,297 shares vest ratably over a five year period with the first vesting date after December 31, 2014 on February 18, 2015.
(3)	Of these shares, 6,000 vest on November 3, 2015. In addition, 3,746 shares vest ratably over a three year period with the next vesting date on February 13, 2015, 20,279 vest ratably over a four year period with the next vesting date on February 20, 2015 and 36,380 vest ratably over five years with the first vesting date after December 31, 2014 on February 18, 2015.
(4)	Of these shares, 6,000 vest on November 3, 2015. In addition, 3,371 shares vest ratably over a three year period with the next vesting date on February 13, 2015, 20,172 vest ratably over a four year period with the next vesting date on February 20, 2015 and 32,742 vest ratably over a five year period with the first vesting date after December 31, 2014 on February 18, 2015.
(5)	Of these shares, 6,000 vest on November 3, 2015. In addition, 3,371 shares vest ratably over a three year period with the next vesting date on February 13, 2015, 20,616 vest ratably over a four year period with the next vesting date on February 20, 2015 and 32,742 vest ratably over a five year period with the first vesting date after December 31, 2014 on February 18, 2015.

Options Exercised and Stock Vested

The following table reflects our NEO’s restricted shares that vested during 2014:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Kevin E. Grant	78,853	$701,815
Frances R. Spark	30,318	271,729
Richard E. Cleary	30,167	270,454
Thomas A. Rosenbloom	30,277	271,410

Pension Benefits

We do not maintain a pension plan.

Nonqualified Deferred Compensation

We did not have a deferred compensation plan in 2014.

Partial Payments Upon Termination of Employment

The following summaries set forth potential payments payable to our NEOs upon termination of employment or a change in control of us under their current employment agreements. Post-employment payments to our NEOs are determined by reference to their base salary and incentive compensation.

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Termination by Us Other Than for Cause or Termination by the Executive for Good Cause

If we terminate an executive officer’s employment without “cause,” or if the executive officer resigns for “good reason,” we must immediately pay any unpaid portion of the executive’s base salary. In addition, the executive is entitled to receive a severance payment equal to a multiple of his or her average base salary plus the average incentive compensation earned during the shorter of (i) the three fiscal years immediately preceding the year of termination or (ii) the period of time beginning on the date of the executive’s employment agreement though the date of his or her termination of employment. The severance payment multiple for each of Mr. Grant, Ms. Spark, Mr. Cleary, and Mr. Rosenbloom is 2.5, 1.0, 1.0 and 1.0, respectively. One half of this severance amount is payable by the later of (i) 30 days after the termination date or (ii) five business days after the effectiveness of the executive’s liability release agreement, and the remaining severance amount is payable by March 15 of the year following the termination date. Additionally, upon a termination by us without “cause” or by the executive for “good reason,” we shall reimburse the executive for the amount of premiums paid by him or her to continue coverage under our health plan for a period not to exceed 12 (or, in the case of Mr. Grant only, 24) months after termination (or, if the executive is not eligible to remain on our health plan for such time, we will reimburse him or her for premiums paid to continue coverage under COBRA or a similar state law for a period not to exceed 12 (or, in the case of Mr. Grant only, 24) months after termination).

“Good Reason” is defined by the employment agreements as the occurrence of one or more of the following without the executive’s written consent:

•	our failure to pay the executive any amounts due under his or her employment agreement in a timely manner;

•	a material diminution in the executive’s duties, authorities or responsibilities. However, “Good Reason” does not include: (i) with respect to Mr. Grant, the removal of the title of Chairman, Chief Investment Officer or President, so long as he retains his title of Chief Executive Officer; (ii) with respect to Ms. Spark, the removal of the title of Treasurer so long as she retains her title of Chief Financial Officer; (iii) with respect to Mr. Cleary, the removal of the title of Assistant Secretary so long as he retains his title of Chief Operating Officer, and (iv) with respect to Mr. Rosenbloom, the removal of the title of Executive Vice President of Business Development so long as he retains his titles of General Counsel and Secretary;

•	a reduction in the executive’s base salary below the initial base salary set forth in his or her employment agreement;

•	the relocation of the executive’s principal place of employment more than 50 miles from Waltham, Massachusetts (except for a relocation approved by a majority of the independent directors);

•	a material breach by us of the employment agreement;

•	with respect to Mr. Grant only, a failure to nominate him as a member of the Board of Directors; or

•	our failure to obtain the assumption of the executive’s employment agreement in writing by any successor following a “change in control” (as defined in the employment agreement.)

We have a 30-day cure period to cure the grounds asserted for a termination for “Good Reason.”

“Cause” is defined by the employment agreements as the occurrence of one or more of the following:

•	acts or omissions constituting recklessness or willful misconduct on the part of the executive in connection with the performance of his or her duties to us (subject to certain notice and cure provisions);

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•	a material breach by the executive of the terms of his or her employment agreement (subject to certain notice and cure provisions);

•	the failure of the executive to adhere to the lawful directions of the Board that are reasonably consistent with the executive’s duties and positions (subject to certain notice and cure provisions); or

•	the executive’s conviction or plea of guilty or nolo contendre for fraud, misappropriation or embezzlement in connection with our assets or to a felony.

If any payments, distributions or benefits provided or to be provided to the executive under the employment agreement or otherwise are determined to be subject to the excise tax imposed by Section 4999 of the Code on payments related to a change in control (parachute payments), each employment agreement provides that such parachute payments will be reduced to an amount that will avoid imposition of such excise taxes. However, the parachute payments will not be reduced if it is determined that the officer would have a greater net after-tax benefit after paying the applicable excise taxes on the unreduced parachute payments. If the parachute payments are not reduced under the terms of the employment agreements, Section 280G of the Code may limit our ability to deduct such payments for Federal income tax purposes.

In addition, if we terminate an executive’s employment without cause or if the executive terminates his or her employment for good reason, all unvested shares of restricted stock owned by the executive as of the termination date will become immediately vested.

Failure to Renew Employment Agreements

If Mr. Grant’s employment is terminated due to our failure to renew his employment agreement, Mr. Grant will be entitled to receive a severance payment from us equal to two (2) times the average of (i) his base salary plus (ii) the incentive compensation earned during the shorter of (A) the three fiscal years immediately preceding the year of termination or (B) the period of time beginning on the date of Mr. Grant’s employment agreement through the date of his termination of employment. Our failure to renew the employment agreements of Ms. Spark, Mr. Cleary or Mr. Rosenbloom will be treated as a termination by us without cause for purposes of determining severance benefits.

Termination in Connection with a Change-in-Control Transaction

A “change-in-control” transaction is deemed to have occurred if:

•	our stockholders approve of a plan for our complete liquidation or dissolution;

•	we sell or dispose of all or substantially all of our assets;

•	any person becomes the beneficial owner of greater than 50% of our voting shares;

•	we are part of a merger, consolidation or statutory share exchange where our stockholders immediately prior to such event own less than 50% of the voting power of the surviving company following such event;

•	during any period of two consecutive years, board members as of the effective date of the employment agreement (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors unless any new board member was approved by a vote of a majority of the Incumbent Directors; or

•	the Board of Directors adopts a resolution stating that, as a result of any transaction or event, a “change-in-control” transaction has occurred.

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Our NEOs will not receive any severance solely due to a change-in-control transaction and our NEOs are not entitled to a gross up or indemnification for any parachute tax liability that they incur. In order for our NEOs to receive severance benefits in connection with a change-in-control transaction, either (i) the NEO must have been terminated other than for “cause” within 24 months after a change-in-control transaction (in which case he or she shall receive the same termination benefits related to a termination by us other than for “cause”) or (ii) the NEO must have terminated his or her employment for “good reason” within 12 months after a change-in-control transaction (in which case he or she shall receive the same termination benefits related to a termination for “good reason”).

Termination upon Death

Upon the death of an executive during his or her employment with us, we are obligated to pay his or her estate all accrued but unpaid amounts of his or her base salary and the pro rata portion of his or her incentive compensation for the year of his or her death. The amount of the incentive compensation paid in the year of an executive’s death will equal the maximum performance bonus he or she would have been entitled to receive for that year (as determined at the end of the year of his or her death) multiplied by a ratio equal to the number of days he or she was employed in the year of his or her death divided by 365. The incentive compensation will be paid at the same time and manner had the executive not died. In addition, the executive’s beneficiaries will receive benefits in accordance with our retirement, insurance and other applicable programs and plans then in effect.

Termination upon Disability

We are entitled to terminate an executive’s employment due to his or her disability if he or she has been absent from the full-time performance of his or her duties with us for six consecutive months, and if, within 30 days after written notice by us, he or she has not returned to the full-time performance of his or her duties. We will continue to pay the executive’s base salary during the period that the executive is first absent from the full-time performance of his or her duties and until the later of the date he or she is terminated from employment due to disability or the date he or she begins to receive long-term disability payments under our long-term disability plan. In addition, the executive will be entitled to receive a pro rata portion of the incentive compensation for the year of the executive’s termination due to disability and a severance amount equal to 0.75 times (or, in the case of Mr. Grant only, two times) the average amount of the executive’s base salary during the shorter of (i) three fiscal years immediately preceding the year of termination or (ii) the period of time from the effective date of his or her employment agreement to the date of termination. Disability severance amounts shall be payable by us in 12 (or, in the case of Mr. Grant only, 24) equal monthly installments beginning on the month immediately following the termination date.

We also will reimburse the executive for the amount of premiums paid by him or her to continue coverage under our health plan for a period not to exceed 12 months (or, in the case of Mr. Grant only, 24 months) after termination. If the executive is not eligible to remain on our health plan for such time, we will reimburse him or her for premiums paid to continue coverage under COBRA or a similar state law for a period not to exceed 12 months (or, in the case of Mr. Grant only, 24 months) after termination.

Termination by the Company for Cause or by the Executive Without Good Reason

If we terminate the executive for cause or if the executive terminates employment without good reason:

•	we are obligated to pay him or her only all accrued but unpaid amounts of his or her base salary and any previously awarded but unpaid incentive compensation; and

•	we will not be required to provide any additional benefits to the executive and any of the executive’s unvested equity awards shall be forfeited.

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Potential Post-Employment Payments and Payments upon a Change-In-Control

The following table presents the potential post-employment payments and payments our NEOs would be entitled to receive under their employment agreements following the payment trigger events in their respective employment agreements, which are included in the table below. We assumed that the triggering event took place on December 31, 2014 for purposes of the calculations in the table below.

Name	Benefit	Termination Without Cause or for Good Reason	Termination Without Cause Within 24 Months Following a Change of Control	Termination for Good Reason Within 12 Months Following a Change of Control	Termination Due to Failure to Renew Employment Agreement	Disability
Kevin E. Grant	Base Salary	$1,875,000	$1,875,000	$1,875,000	$1,500,000	$	1,500,000
	Incentive Compensation	8,381,285	8,381,285	8,371,285	6,705,028		––
	Equity Awards(1)	3,636,083	3,636,083	3,636,083	3,636,083		3,636,083
	Healthcare Premiums(2)	36,403	36,403	36,403	36,403		36,403

	Total	$13,928,771	$13,928,771	$13,928,771	$13,928,771	$	5,172,486

Frances R. Spark	Base Salary	$500,000	$500,000	$500,000	$500,000	$	375,000
	Incentive Compensation	636,113	636,113	636,113	636,113		––
	Equity Awards(1)	579,052	579,052	579,052	579,052		579,052
	Healthcare Premiums(2)	6,386	6,386	6,386	6,386		6,386

	Total	$1,721,551	$1,721,551	$1,721,551	$1,721,551	$	960,438

Richard E. Cleary	Base Salary	$450,000	$450,000	$450,000	$450,000	$	337,500
	Incentive Compensation	582,251	582,251	582,251	582,251		––
	Equity Awards(1)	543,125	543,125	543,125	543,125		543,125
	Healthcare Premiums(2)	18,201	18,201	18,201	18,201		18,201

	Total	$1,593,578	$1,593,578	$1,593,578	$1,593,578	$	898,827

Thomas A. Rosenbloom	Base Salary	$450,000	$450,000	$450,000	$450,000	$	337,500
	Incentive Compensation	613,751	613,751	613,751	613,751		––
	Equity Awards(1)	546,997	546,997	546,997	546,997		546,997
	Healthcare Premiums(2)	18,201	18,201	18,201	18,201		18,201

	Total	$1,628,950	$1,628,950	$1,628,950	$1,628,950	$	920,698

(1)	Represents the fair value of all unvested shares of restricted stock as of December 31, 2014.
(2)	Represents the present value of all reimbursable health insurance premiums.

Equity Compensation Plans

The following table provides information as of December 31, 2014 with respect to shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Stockholders(2)	131,088	$30.00	7,612,295
Equity Compensation Plans Not Approved by Stockholders	—		—

Total	131,088	$30.00

(1)	Excluding securities reflected in the column entitled “Number of Securities to be Issued upon Exercise of Outstanding Options.”
(2)	Includes the 2013 Plan.

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BIOGRAPHICAL INFORMATION REGARDING NAMED EXECUTIVE OFFICERS

Name	Age	Background Information

Kevin E. Grant Chairman of the Board, Chief Executive Officer, President, and Chief Investment Officer	54	Background information about Mr. Grant may be found under “Nominees for Director” in this proxy statement.

Frances R. Spark Chief Financial Officer and Treasurer	56	Ms. Spark has served as our Chief Financial Officer and Treasurer since August 2009. Ms. Spark served as Chief Financial Officer and Treasurer of Sharpridge from August 2009 to August 2011. Ms. Spark served as a member of our Board of Directors from our initial capitalization in February 2006 to September 2009. She served as the chair of our Audit Committee from March 2007 to September 2009. In 1999, Ms. Spark founded a consulting firm, Spark Consulting, through which she has provided, and may from time to time in the future provide, financial management, strategic advisory and business consulting services to public and private companies. Ms. Spark held the position of Chief Financial Officer for MVC Capital, Inc. (NYSE: MVC), a business development company, from January 2004 to September 2005 and also acted as an investment professional for MVC. Ms. Spark has also worked as a turnaround consultant and been involved in restructuring of public and private companies. Prior to founding Spark Consulting, Ms. Spark was the Controller at The Beacon Group, a private investment firm from 1997 to 1998, and from 1993 to 1996, Ms. Spark was the Chief Financial Officer of Hyperion Capital Management, a New York investment management firm specializing in mortgage-backed securities. From 1987 to 1992, Ms. Spark held a number of financial roles at Prudential Securities in both the United States and the United Kingdom. Ms. Spark is a Chartered Accountant and worked with KPMG in the United Kingdom from 1981 until 1987.

Richard E. Cleary Chief Operating Officer and Assistant Secretary	51	Mr. Cleary has served as our Chief Operating Officer since January 2006 and has served as our Assistant Secretary since June 2007. From January 2006 to August 2011, Mr. Cleary served as Chief Operating Officer of Sharpridge, and from June 2007 to August 2011, he also served as Assistant Secretary of Sharpridge. Prior to joining us and Sharpridge in January 2006, Mr. Cleary was a Partner at Merathon Advisory, a strategic consulting firm focused on private equity and information services from 2004 to 2006. From 2000 to 2004, Mr. Cleary was the Director of Corporate and Business Development of OneSource Information Services (“OneSource”). Prior to OneSource, Mr. Cleary’s work experience included building Thomson Financial’s First Call research and quantitative services businesses in Asia, and serving as a principal with Schooner Capital, a private equity firm. At Schooner Capital, Mr. Cleary led investments in digital assets management, including portfolio company Iron Mountain’s digital archive business. Mr. Cleary’s other prior work experience was at Donaldson, Lufkin & Jenrette Securities and Xerox Corporation.

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Name	Age	Background Information

Thomas A. Rosenbloom Executive Vice President of Business Development, General Counsel and Secretary	52	Mr. Rosenbloom has served as our Secretary since June 2007 and as our Executive Vice President of Business Development, General Counsel and Secretary since September 2011. He also served as the General Counsel of Sharpridge from May 2007 to August 2011 and the Secretary of our former manager from June 2007 to August 2011. Prior to joining Sharpridge in May 2007, from February 2005 through May 2007 Mr. Rosenbloom was a partner with Foley & Lardner, LLP, and a member of the firm’s Private Equity & Venture Capital and Transactional & Securities Practices. Mr. Rosenbloom was also a member of the firm’s Emerging Technologies, Life Sciences, and Nanotechnology Industry Teams. From 1996 through January 2005, Mr. Rosenbloom was a partner with Epstein, Becker & Green, P.C. During Mr. Rosenbloom’s tenure at Foley & Lardner and Epstein, Becker & Green, both national law firms, he represented middle-market public companies, entrepreneurs, founders, emerging businesses, start-up corporations, and partnerships in diverse industries. Mr. Rosenbloom managed and negotiated mergers and acquisitions, private equity and venture capital financings, and private placements. While in private practice, Mr. Rosenbloom was responsible for developing and managing all aspects of client relationships, including analyzing and evaluating financing, acquisition, and divestiture opportunities, writing and developing business plans, and providing other planning and financial advice, including with respect to intellectual property protection, labor and employment, immigration and real estate matters. Mr. Rosenbloom currently serves as a director of Fremon Scientific, Inc., a privately-held early stage medical device company, and he has served as a member of the Board of Directors or as an advisor for several of his former clients.

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PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accountants for the year ending December 31, 2015, subject to ratification of this appointment by our stockholders. Deloitte & Touche LLP has served as our independent registered public accountants since February 2006 and is considered by our management to be well qualified.

Fee Disclosure

The following is a summary of the fees billed to the Company by Deloitte & Touche LLP for professional services rendered for each of our last two fiscal years:

	Fiscal Year Ended December 31,
	2014		2013

Audit Fees	$	703,740	$	717,156
Audit-Related Fees		—		—
Tax Fees		66,650		104,065
All Other Fees		2,000		2,000

Total	$	772,390	$	823,221

Audit Fees

“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. Audit Fees include fees for professional services rendered in connection with quarterly and annual financial statements and fees and expenses related to the issuance of consents and comfort letters by Deloitte & Touche LLP related to our public offerings and registration statements. In 2014 and 2013, fees and expenses related to the issuance of consents and comfort letters included in the total Audit Fees were $13,268 and $82,704, respectively.

Audit-Related Fees

“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”

Tax Fees

“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.

All Other Fees

“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” In 2014, “All Other Fees” consisted of a subscription fee for Deloitte & Touche LLP’s accounting technical library.

Pre-Approval Policy

All audit, tax and other services provided to us were reviewed and pre-approved by the Audit Committee or a member of the Audit Committee designated by the full committee to pre-approve such services. The Audit Committee or designated member concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

CYS Investments, Inc. 2015 Proxy Statement        53

We expect that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants.

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AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, in accordance with the Audit Committee’s charter. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal controls. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and Deloitte & Touche LLP the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management and Deloitte & Touche LLP the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the Annual Report on Form 10-K for the year ended December 31, 2014.

In addition, the Audit Committee discussed and received the written disclosures and the letter from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accountants the auditors’ independence from management and us and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.

In reliance on the reviews and discussions referred to above, prior to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 with the SEC, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in such annual report for filing with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Deloitte & Touche LLP is in fact “independent.”

By the Audit Committee

David A. Tyson, PhD (Chairman)

Tanya S. Beder

Karen Hammond

Stephen P. Jonas

Raymond A. Redlingshafer, Jr.

Dale A. Reiss

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of March 15, 2015, with respect to:

•	each of our directors;

•	each of our director nominees;

•	each of our NEOs;

•	each stockholder of the Company that is known to us to be the beneficial owner of more than 5% of our common stock based upon filings made with the SEC; and

•	all directors, director nominees and executive officers as a group.

Unless otherwise indicated, the business address for each of the identified stockholders is 890 Winter Street, Suite 200, Waltham, Massachusetts 02451. Except as indicated in the footnotes below, none of the executive officers or directors has pledged his or her shares of common stock as collateral, and each named beneficial owner has sole voting power and sole dispositive power.

Name and Address of Beneficial Owner	Shares of Common Stock(1)	Percent of Common Stock(2)

5% Stockholders BlackRock, Inc. (3)	13,813,308	8.7%
The Vanguard Group, Inc. (4)	9,568,922	6.1%
Directors and Executive Officers
Kevin E. Grant(5)	739,847	*
Tanya S. Beder(6)	20,740	*
Richard E. Cleary(7)	173,632	*
Douglas Crocker, II(6)	60,378	*
Karen Hammond(6)	21,948	*
Jeffery P. Hughes(6)(8)	139,918	*
Stephen P. Jonas(6)	143,659	*
Raymond A. Redlingshafer, Jr.(6)	43,391	*
Dale A. Reiss(9)	1,994	*
Thomas A. Rosenbloom(10)	128,009	*
Frances R. Spark(11)	177,981	*
James A. Stern(6)(12)	114,639	*
David A. Tyson(6)	21,042	*

All Executive Officers and Directors as a Group (13) persons	1,787,178	1.1%

*	Represents ownership of less than 1.0%.
(1)	In accordance with SEC rules, each listed person’s beneficial ownership includes: (1) all shares the investor actually owns beneficially or of record; (2) all shares over which the investor has or shares voting or dispositive control; and (3) all shares the investor has the right to acquire within 60 days of March 15, 2015 (such as upon the exercise of options that are currently vested or which are scheduled to vest within 60 days).
(2)	For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if that person has the right to acquire such shares within 60 days of March 15, 2015 by the exercise of any options. Options held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by any other person.

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(3)	Information based on a Schedule 13G/A filed with the SEC on January 22, 2015 by BlackRock, Inc. (“BlackRock”). Blackrock has (a) sole voting power over 13,381,780 shares; (b) shared voting power over zero shares; (c) sole dispositive power over 13,813,308 shares; and (d) shared dispositive power over zero shares. BlackRock beneficially owns an aggregate of 13,813,308 shares. This total includes shares on behalf of BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd. and BlackRock Investment Management, LLC. The address for BlackRock is 55 East 52nd Street, New York, New York 10022.
(4)	Information based on a Schedule 13G filed with the SEC on February 10, 2015 by The Vanguard Group, Inc. (“Vanguard”). Vanguard has (a) sole voting power over 240,954 shares; (b) shared voting power over zero shares; (c) sole dispositive power over 9,343,868 shares; and (d) shared dispositive power over 225,054 shares. Vanguard beneficially owns an aggregate of 9,568,922 shares. This total includes 225,054 on behalf of Vanguard Fiduciary Trust Company and 15,900 shares on behalf of Vanguard Investments Australia, Ltd. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5)	Includes (i) 519,895 unvested shares of restricted stock and (ii) options to acquire 131,088 shares of common stock at an exercise price of $30.00 per share.
(6)	Includes 2,401 unvested shares of restricted stock.
(7)	Includes 82,106 unvested shares of restricted stock.
(8)	Includes 24,000 shares of common stock held in trusts for which Mr. Hughes is a trustee.
(9)	Includes 1,994 unvested shares of restricted stock
(10)	Includes 87,062 unvested shares of restricted stock.
(11)	Includes 88,961 unvested shares of restricted stock.
(12)	Includes 16,666 shares of common stock held in a trust for which Mr. Stern is a trustee.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Holders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2013 the executive officers, directors and 10% Holders timely filed all reports they were required to file under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Options and Restricted Stock Awards

We have granted shares of restricted stock to our independent directors and shares of restricted stock and options to purchase shares of our common stock to certain officers and employees. See “Named Executive Officer Compensation for 2014—Compensation, Discussion and Analysis—Compensation of Our Named Executive Officers for 2014 Performance” and “Director Compensation for 2013” for a discussion of the restricted stock that we granted to our NEOs and directors in 2014.

Purchases of Common Stock by Executive Officers, Directors and Affiliates

Certain of our executive officers, directors, and employees own shares of our common stock as a result of purchases of our common stock in certain of our private offerings, our initial public offering and open market transactions. All of these securities were purchased at the same price paid by other third party investors.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify our directors and certain officers to the fullest extent permitted by law and advance to our directors and certain officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Related Person Transaction Policy

Our Board of Directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000 and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our corporate secretary any related person transaction and (i) all material facts about the transaction, (ii) the benefits to us of the related party transaction, (iii) if applicable, the availability of other sources of comparable products and services and (iv) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. Our corporate secretary would then assess whether the proposed transaction is a “related person transaction” and, if so, promptly communicate that information to the Audit Committee. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any member of the Audit Committee who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

CYS Investments, Inc. 2015 Proxy Statement        58

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2016 annual meeting of stockholders, including a proposal for the election of a director, must be received by the corporate secretary of the Company no later than November 28, 2015 in order to be considered for inclusion in our proxy statement relating to the 2016 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

Our bylaws currently provide that in order for a proposal of a stockholder to be presented at our 2016 Annual Meeting of Stockholders, other than a stockholder proposal included in our proxy statement pursuant to Rule 14a-8, it must be received at our principal executive offices no earlier than October 29, 2015 and on or before 5:00 p.m., Eastern Time, November 28, 2015. If the 2016 annual meeting of stockholders is scheduled to take place before April 8, 2016 or after June 7, 2016, then notice must be delivered no earlier than the close of business on the 150th day prior to the 2016 annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to the 2016 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2016 annual meeting of stockholders is first made public by the Company. Any such proposal should be mailed to: CYS Investments, Inc., 890 Winter Street, Suite 200, Waltham, Massachusetts 02451, Attention: Corporate Secretary. The stockholder filing the notice of nomination must include:

•	As to the stockholder giving the notice:

•	the name and address of such stockholder or stockholder associated person, as they appear on our stock ledger, and current name and address, if different;

•	the class, series and number of shares of stock of the Company which are owned by such stockholder or any stockholder associated person, if any, and the nominee holder for, and number of, shares owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) but not of record by such stockholder and by such stockholder associated person;

•	any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder and/or stockholder associated person, the purpose or effect of which is to give such stockholder and/or stockholder associated person economic risk similar to ownership of shares of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Company (“synthetic equity interests”), which synthetic equity interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such stockholder and/or stockholder associated person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such stockholder and/or stockholder associated person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions;

•	any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder and/or stockholder associated person has a right to vote any shares of any security of the Company;

CYS Investments, Inc. 2015 Proxy Statement        59

•	any short interest in any security of the Company;

•	any rights to dividends on the shares of the Company owned beneficially by such stockholder and/or stockholder associated person that are separate or separable from the underlying shares of the Company;

•	any proportionate interest in shares of the Company or synthetic equity interests held, directly or indirectly, by a general or limited partnership in which such stockholder and or stockholder

•	associated person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

•	any performance-related fees (other than an asset-based fee) to which such stockholder and/or stockholder associated person is entitled based on any increase or decrease in the value of shares of the Company, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s and/or stockholder associated person’s immediate family sharing the same household; and

•	As to each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business address and residence address of the person;

•	the class, series and number of shares of stock of the Company that are beneficially owned by the person;

•	the date such shares were acquired and the investment intent of such acquisition;

•	all other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC; and

•	the written consent of the person to be named in the proxy statement as a nominee and to serve as a director if elected.

In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by us within the time limits described above. That notice must include:

•	the information described above with respect to the stockholder proposing such business;

•	a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

•	any material interest in such business of the stockholder and any stockholder associated person, individually or in the aggregate, including the anticipated benefit to the stockholder and any stockholder associated person.

A copy of the bylaws may be obtained from our corporate secretary by written request to the same address.

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“HOUSEHOLDING” OF ANNUAL REPORT ON FORM 10-K AND PROXY STATEMENT

The SEC rules allow for the delivery of a single copy of an annual report to stockholders and proxy statement to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold shares of our common stock in “street” name for beneficial owners of our common stock and that distribute proxy materials and annual reports they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.

If you hold shares of common stock in your own name as a holder of record, householding will not apply to your shares. Also, if you own shares of common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports to stockholders. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all of your accounts registered in the same name and address. You may do this by contacting the Company’s transfer agent, Computershare by telephone at (800) 622-6757 within the U.S. and Canada or (781) 575-4735 outside the U.S. and Canada in writing at P.O. Box 30170, College Station, Texas 77842-3170.

If you wish to request extra copies free of charge of any annual report to stockholders or proxy statement, please send your request to CYS Investments, Inc., 890 Winter Street, Suite 200, Waltham, Massachusetts 02451, Attention: Secretary. You can also refer to our web site at www.cysinv.com. Information at, or connected to, our web site is not and should not be considered part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas A. Rosenbloom

Secretary

Waltham, Massachusetts

March 27, 2015

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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Central Time, on May 8, 2015.
Vote by Internet
• Go to www.envisionreports.com/CYS
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote “FOR” each of the nominees listed in Proposal 1, a vote “FOR”
Proposal 2, and a vote “FOR” Proposal 3.

1. Proposal to elect nine (9) directors (“Proposal 1”).									+
	For	Withhold		For	Withhold		For	Withhold
01 - Kevin E. Grant	☐	☐	02 - Tanya S. Beder	☐	☐	03 - Karen Hammond	☐	☐

04 - Jeffrey P. Hughes	☐	☐	05 - Stephen P. Jonas	☐	☐	06 - Raymond A. Redlingshafer, Jr.	☐	☐

07 - Dale A. Reiss	☐	☐	08 - James A. Stern	☐	☐	09 - David A. Tyson, PhD	☐	☐

	For	Against	Abstain	For	Against	Abstain
2. Advisory vote to approve the compensation of the Company’s named executive officers (“Proposal 2”).	☐	☐	☐

3. To consider and act upon a proposal to ratify, confirm and approve the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (“Proposal 3”).

				☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

01ZQEC

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 8, 2015: The proxy statement and our annual report to stockholders are available on the internet at http://www.cysinv.com. On this site, you will be able to access the proxy statement, our annual report to stockholders and any amendments or supplements to the foregoing material that is required to be furnished to stockholders. If you wish to obtain directions to the Annual Meeting, please contact our corporate secretary at (617) 639-0440.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CYS INVESTMENTS, INC.	+

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 8, 2015

This Revocable Proxy is Solicited By the Board of Directors of CYS Investments, Inc.

The undersigned stockholder of CYS Investments, Inc., a Maryland corporation (the “Company”), hereby appoints Kevin E. Grant and Thomas A. Rosenbloom (collectively, the “Proxies”), and either of them, with full power to act alone and with full power of substitution and revocation, as proxies of the undersigned to attend the 2015 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at the offices of Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts 02110, on May 8, 2015 at 9:00 a.m., Eastern Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present upon the following proposals and to vote according to their discretion on any other matter which may properly be presented for action at the Annual Meeting or any adjournment or postponement thereof.

In their discretion, the Proxies are authorized to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the election of all nominees for director, “FOR” the compensation of our named executive officers, and “FOR” the ratification and approval of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

C	Non-Voting Items
Change of Address — Please print new address below.

¡	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+